 Oi S.A. – under Judicial Reorganization and Subsidiaries

Financial Statements for the Quarter

Ended September 30, 2020

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 09/30/2020
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	30
Preferred shares	1,812
Total	1,842

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
1	Total assets	37,449,014	42,271,744
1.01	Current assets	7,428,660	8,627,912
1.01.01	Cash and cash equivalents	2,500,013	949,967
1.01.02	Cash investments	183,566	177,869
1.01.02.01	Cash investments measured at fair value through profit or loss	183,566	177,869
1.01.02.01.01	Held-for-trading securities	183,566	177,869
1.01.03	Accounts receivable	1,935,137	1,383,264
1.01.03.01	Trade receivables	1,935,137	1,383,264
1.01.04	Inventories	34,169	45,305
1.01.06	Recoverable taxes	67,734	74,724
1.01.06.01	Current recoverable taxes	67,734	74,724
1.01.07	Prepaid expenses	161,017	155,513
1.01.08	Other current assets	2,547,024	5,841,270
1.01.08.03	Other	2,547,024	5,841,270
1.01.08.03.01	Due from subsidiaries	34,984	380,963
1.01.08.03.02	Other taxes	841,250	485,428
1.01.08.03.03	Judicial deposits	1,077,722	1,198,219
1.01.08.03.04	Dividends and interest on capital	1,466	3,499
1.01.08.03.05	Pension plan assets	1,361	5,174
1.01.08.03.06	Held-for-sale assets	279,509	3,464,478
1.01.08.03.07	Other assets	310,732	303,509
1.02	Non-current assets	30,020,354	33,643,832
1.02.01	Long-term receivables	11,641,550	9,721,728
1.02.01.01	Cash investments measured at fair value through profit or loss	3,434	4,827
1.02.01.01.01	Securities at fair value	3,434	4,827
1.02.01.08	Prepaid expenses	79,379	105,813
1.02.01.09	Due from related parties	7,988,330	5,202,853
1.02.01.09.02	Due from subsidiaries	7,988,330	5,202,853
1.02.01.10	Other non-current assets	3,570,407	4,408,235
1.02.01.10.03	Other taxes	624,727	1,232,879
1.02.01.10.04	Judicial deposits	2,811,018	3,092,011
1.02.01.10.05	Pension plan assets	53,648	50,680
1.02.01.10.06	Other assets	81,014	32,665
1.02.02	Investments	9,323,630	14,497,222
1.02.02.01	Equity interests	9,323,630	14,497,222
1.02.02.01.02	Investments in subsidiaries	9,309,558	14,483,150
1.02.02.01.04	Other investments	14,072	14,072
1.02.03	Property, plant and equipment	7,045,112	7,120,511
1.02.03.01	Property, plant and equipment in service	6,225,261	6,369,139
1.02.03.02	Right of use in a lease	698,734	659,131
1.02.03.03	Property, plant and equipment in progress	121,117	92,241
1.02.04	Intangible assets	2,010,062	2,304,371
1.02.04.01	Intangible assets	2,010,062	2,304,371
1.02.04.01.02	Regulatory licenses	1,947,317	2,225,787

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	38,134	52,567
1.02.04.01.04	Intangible assets in progress	12,593	12,489
1.02.04.01.05	Other	12,018	13,528

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	37,449,014	42,271,744
2.01	Current liabilities	2,560,266	2,577,353
2.01.01	Payroll and related taxes	166,641	159,382
2.01.01.02	Mandatory benefits	166,641	159,382
2.01.02	Trade payables	910,302	1,025,052
2.01.02.01	Domestic suppliers	910,302	1,025,052
2.01.02.01.01	Trade payables	820,055	788,447
2.01.02.01.02	Trade payables - subject to the JRP	90,247	236,605
2.01.04	Borrowings and financing	174,754	319,569
2.01.04.01	Borrowings and financing	174,754	319,569
2.01.04.01.01	In local currency	2,858	5,149
2.01.04.01.02	In foreign currency	171,896	314,420
2.01.05	Other payables	908,503	786,746
2.01.05.02	Other	908,503	786,746
2.01.05.02.01	Dividends and interest on capital payable	4,775	4,761
2.01.05.02.04	Other taxes	194,573	172,674
2.01.05.02.05	Tax refinancing program	57,699	54,894
2.01.05.02.06	Derivative financial instruments	0	1,152
2.01.05.02.07	Licenses and concessions payable	13,687	0
2.01.05.02.08	Leases payable	132,764	114,652
2.01.05.02.09	Assignment of receivables - Sistel	41,268	0
2.01.05.02.10	Other payables	463,737	438,613
2.01.06	Provisions	400,066	286,604
2.01.06.01	Tax, social security, labor, and civil provisions	400,066	286,604
2.01.06.01.01	Tax provisions	4,560	7,195
2.01.06.01.02	Social security and labor provisions	66,456	108,652
2.01.06.01.04	Civil provisions	329,050	170,757
2.02	Non-current liabilities	28,906,532	22,044,065
2.02.01	Borrowings and financing	13,517,468	10,305,594
2.02.01.01	Borrowings and financing	13,517,468	10,305,594
2.02.01.01.01	In local currency	3,957,296	3,680,314
2.02.01.01.02	In foreign currency	9,560,172	6,625,280
2.02.02	Other payables	13,333,496	9,687,951
2.02.02.01	Due to related parties	1,531,627	783,404
2.02.02.01.02	Payables to subsidiaries	1,531,627	783,404
2.02.02.02	Other	11,801,869	8,904,547
2.02.02.02.03	Trade payables - subject to the JRP	998,888	935,401
2.02.02.02.04	Tax refinancing program	176,591	208,790
2.02.02.02.05	Other taxes	547,244	538,308
2.02.02.02.06	Provision for negative shareholders’ equity	6,487,190	4,469,749
2.02.02.02.07	Leases payable	573,795	541,707
2.02.02.02.08	Assignment of receivables - Sistel	48,146	0
2.02.02.02.09	Other payables	2,970,015	2,210,592
2.02.03	Deferred taxes	0	12,085
2.02.03.01	Deferred income tax and social contribution	0	12,085
2.02.04	Provisions	2,055,568	2,038,435
2.02.04.01	Tax, social security, labor, and civil provisions	2,055,568	2,038,435
2.02.04.01.01	Tax provisions	231,381	138,998

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
2.02.04.01.02	Social security and labor provisions	615,507	555,719
2.02.04.01.03	Accrued employee benefits	674,688	633,012
2.02.04.01.04	Civil provisions	533,992	710,706
2.03	Shareholders’ equity	5,982,216	17,650,326
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,882,533	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.07	Donations and investment grants	9,077	0
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 inflation adjustment	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-30,055,787	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	417,606	-233,040

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Profit or Loss for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 7/1/2020 to 9/30/2020	YTD 1/1/2020 to 9/30/2020	Same Quarter Prior Year 7/1/2019 to 9/30/2019	Prior YTD 1/1/2019 to 9/30/2019
3.01	Net operating revenue	942,103	2,521,231	910,513	2,862,889
3.02	Cost of sales and/or services	-664,215	-2,014,979	-787,351	-2,360,142
3.03	Gross profit	277,888	506,252	123,162	502,747
3.04	Operating expenses/income	-2,107,935	-9,851,783	-5,084,374	-6,543,897
3.04.01	Selling expenses	-136,721	-403,389	-196,007	-622,837
3.04.02	General and administrative expenses	-209,373	-633,153	-206,862	-637,625
3.04.04	Other operating income	125,371	406,645	186,116	1,491,745
3.04.05	Other operating expenses	-97,855	-163,876	-3,026,882	-3,065,809
3.04.06	Share of results of investees	-1,789,357	-9,058,010	-1,840,739	-3,709,371
3.05	Profit (loss) before financial income (expenses) and taxes	-1,830,047	-9,345,531	-4,961,212	-6,041,150
3.06	Financial income (expenses)	-809,017	-2,995,067	-788,190	-697,178
3.06.01	Financial income	2,103,031	12,648,961	1,894,079	3,055,123
3.06.02	Financial expenses	-2,912,048	-15,644,028	-2,682,269	-3,752,301
3.07	Profit before taxes on income	-2,639,064	-12,340,598	-5,749,402	-6,738,328
3.08	Income tax and social contribution	680	12,765	2,513	797
3.08.01	Current	680	680	2,513	797
3.08.02	Deferred	0	12,085	0	0
3.09	Profit (loss) for the period from continuing operations	-2,638,384	-12,327,833	-5,746,889	-6,737,531
3.11	Profit/loss for the period	-2,638,384	-12,327,833	-5,746,889	-6,737,531
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.01.02	Preferred shares (PN)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.02.02	Preferred shares (PN)	-0,44000	-2,07000	-0,97000	-1,13000

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Comprehensive Income for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 7/1/2020 to 9/30/2020	YTD 1/1/2020 to 9/30/2020	Same Quarter Prior Year 7/1/2019 to 9/30/2019	Prior YTD 1/1/2019 to 9/30/2019
4.01	Profit for the period	-2,638,384	-12,327,833	-5,746,889	-6,737,531
4.02	Other comprehensive income	542,027	650,646	-39,499	-27,992
4.02.01	Hedge accounting gain	0	1,152	0	0
4.02.02	Actuarial gains (losses)	538,956	594,703	-6,991	-6,991
4.02.03	Exchange losses on investment abroad	3,071	54,791	-32,508	-21,001
4.03	Comprehensive income for the period	-2,096,357	-11,677,187	-5,786,388	-6,765,523

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
6.01	Net cash from operating activities	-698,210	-1,260,613
6.01.01	Cash generated by operations	785,218	1,007,980
6.01.01.01	Pre-tax loss	-12,340,598	-6,738,328
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	10,224,731	1,476,942
6.01.01.03	Debt discount amortization and inflation adjustments and exchange differences	-7,674,291	-316,163
6.01.01.04	Fair value adjustment to other liabilities	52,560	87,980
6.01.01.05	Derivative transactions	127,581	-55,025
6.01.01.06	Depreciation and amortization	1,136,182	1,357,191
6.01.01.07	Expected losses on trade receivables	19,610	91,049
6.01.01.08	Impairment losses	0	3,341,842
6.01.01.09	Provisions/(reversals)	46,308	-380,440
6.01.01.10	Equity in investees	9,058,010	3,709,371
6.01.01.11	Gain (loss) on the disposal of assets	33,349	29,756
6.01.01.12	Concession Agreement Extension Fee - ANATEL	43,639	60,371
6.01.01.13	Employee and management profit sharing	30,648	25,934
6.01.01.14	Tax recovery	-97,262	-1,483,270
6.01.01.15	Inflation adjustment to provisions/(reversals)	221,646	209,990
6.01.01.16	Inflation adjustment to tax refinancing program	3,119	7,495
6.01.01.17	Other	-100,014	-416,715
6.01.02	Changes in assets and liabilities	-691,124	-1,283,692
6.01.02.01	Accounts receivable	-571,483	-234,534
6.01.02.02	Inventories	11,594	4,569
6.01.02.03	Taxes	229,087	-52,541
6.01.02.04	Increases/decreases of cash investments	1,142	29,703
6.01.02.05	Trade payables	-327,670	-682,186
6.01.02.06	Payroll, related taxes and benefits	-14,312	-54,127
6.01.02.07	Assignment of receivables - Sistel	96,292	0
6.01.02.08	Licenses and concessions	0	-51,898
6.01.02.09	Provisions	-157,470	-217,578
6.01.02.10	Other assets and liabilities	41,696	-25,100
6.01.03	Other	-792,304	-984,901
6.01.03.01	Financial charges paid - debt	-792,304	-924,688
6.01.03.02	Income tax and social contribution paid - Company	0	-2,766
6.01.03.03	Income tax and social contribution paid - third parties	0	-57,447
6.02	Net cash from investing activities	2,328,865	-2,635,491
6.02.01	Purchases of tangibles and intangibles	-632,723	-676,314
6.02.02	Due from related parties and debentures - receipts	365,092	162
6.02.03	Proceeds from the sale of investments and capital assets	3,500	0
6.02.04	Cash received due to capital reduction in subsidiary - PT Participações	3,663,391	0
6.02.05	Judicial deposits	-47,780	-246,317

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
6.02.06	Redemptions of judicial deposits	380,642	377,378
6.02.07	Capital increase in subsidiaries	-179,632	9,600
6.02.08	Advance for future capital increase in subsidiary	-1,223,625	-2,100,000
6.03	Net cash from financing activities	-266,308	3,840,575
6.03.01	Repayment of principal of borrowings and financing	-4,046	-84
6.03.02	Proceeds from/(repayments of) derivative financial instrument transactions	-121,600	66,926
6.03.03	Capital increase	0	4,000,000
6.03.04	Commitment to investors premium	0	-58,489
6.03.05	Tax refinancing program	-32,512	-79,542
6.03.06	Payment of dividends and interest on capital	0	-38
6.03.07	Leases	-108,150	-85,626
6.03.08	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	185,699	0
6.05	Increase (decrease) in cash and cash equivalents	1,550,046	-55,529
6.05.01	Cash and cash equivalents at the beginning of the period	949,967	1,669,059
6.05.02	Cash and cash equivalents at the end of the period	2,500,013	1,613,530

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2020 to September 30, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.04	Capital transactions with shareholders	0	9,077	0	0	0	9,077
5.04.08	Share-based compensation	0	9,077	0	0	0	9,077
5.05	Total comprehensive income	0	0	0	-12,327,833	650,646	-11,677,187
5.05.01	Profit for the period	0	0	0	-12,327,833	0	-12,327,833
5.05.02	Other comprehensive income	0	0	0	0	650,646	650,646
5.05.02.06	Other comprehensive income	0	0	0	0	650,646	650,646
5.07	Closing balances	32,538,937	3,882,533	0	-30,055,787	-383,467	5,982,216

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2019 to September 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	4,144,145	0	-197,846	0	4,446,765
5.04.01	Capital increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572
5.04.08	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799
5.04.09	Pharol agreement	0	2,772,507	0	-197,846	0	2,574,661
5.05	Total comprehensive income	0	0	0	-6,737,531	-444,309	-7,181,840
5.05.01	Profit for the period	0	0	0	-6,737,531	0	-6,737,531
5.05.02	Other comprehensive income	0	0	0	0	-444,309	-444,309
5.05.02.06	Share issue costs	0	0	0	0	-416,317	-416,317
5.05.02.07	Other comprehensive income	0	0	0	0	-27,992	-27,992
5.07	Closing balances	32,538,937	12,873,890	0	-24,465,485	-1,030,097	19,917,245

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Value Added

for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
7.01	Revenue	3,631,124	5,174,782
7.01.01	Sales of goods and services	3,255,276	3,776,999
7.01.02	Other income	395,458	1,488,832
7.01.04	Allowance for/reversal of doubtful accounts	-19,610	-91,049
7.02	Inputs purchased from third parties	-1,437,722	-1,771,391
7.02.01	Cost of sales and services	-50,338	-71,371
7.02.02	Supplies, power, outside services, and other inputs	-1,340,254	-1,632,421
7.02.04	Other	-47,130	-67,599
7.03	Gross value added	2,193,402	3,403,391
7.04	Retentions	-1,441,324	-4,558,289
7.04.01	Depreciation, amortization and depletion	-1,136,182	-1,357,191
7.04.02	Other	-305,142	-3,201,098
7.04.02.01	Provisions (including inflation adjustment)	-267,954	170,450
7.04.02.02	Impairment losses	0	-3,341,842
7.04.02.03	Other expenses	-37,188	-29,706
7.05	Wealth created	752,078	-1,154,898
7.06	Value added received as transfer	3,590,951	-654,248
7.06.01	Share of results of investees	-9,058,010	-3,709,371
7.06.02	Financial income	12,648,961	3,055,123
7.07	Wealth for distribution	4,343,029	-1,809,146
7.08	Wealth distributed	4,343,029	-1,809,146
7.08.01	Personnel	255,848	271,806
7.08.01.01	Salaries and wages	183,523	194,497
7.08.01.02	Benefits	53,357	56,151
7.08.01.03	Severance pay fund (FGTS)	14,570	15,945
7.08.01.04	Other	4,398	5,213
7.08.02	Taxes and fees	576,510	714,174
7.08.02.01	Federal	-28,139	-42,627
7.08.02.02	State	589,827	744,773
7.08.02.03	Municipal	14,822	12,028
7.08.03	Lenders and lessors	15,838,504	3,942,405
7.08.03.01	Interest	15,481,444	3,618,166
7.08.03.02	Rentals	357,060	324,239
7.08.04	Shareholders	-12,327,833	-6,737,531
7.08.04.03	Retained earnings/Accumulated losses for the period	-12,327,833	-6,737,531

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
1	Total assets	72,664,343	71,891,822
1.01	Current assets	18,179,103	17,993,281
1.01.01	Cash and cash equivalents	5,463,110	2,081,945
1.01.02	Cash investments	190,839	183,850
1.01.02.01	Cash investments measured at fair value through profit or loss	190,839	183,850
1.01.02.01.01	Held-for-trading securities	190,839	183,850
1.01.03	Accounts receivable	6,342,938	6,334,526
1.01.03.01	Trade receivables	6,342,938	6,334,526
1.01.04	Inventories	305,999	326,934
1.01.06	Recoverable taxes	446,290	542,726
1.01.06.01	Current recoverable taxes	446,290	542,726
1.01.07	Prepaid expenses	895,802	670,344
1.01.08	Other current assets	4,534,125	7,852,956
1.01.08.03	Other	4,534,125	7,852,956
1.01.08.03.01	Other taxes	1,920,733	1,089,391
1.01.08.03.02	Judicial deposits	1,271,558	1,514,464
1.01.08.03.03	Dividends and interest on capital	0	426
1.01.08.03.04	Pension plan assets	1,850	5,430
1.01.08.03.05	Held-for-sale assets	480,262	4,391,090
1.01.08.03.06	Other assets	859,722	852,155
1.02	Non-current assets	54,485,240	53,898,541
1.02.01	Long-term receivables	9,436,872	10,856,077
1.02.01.01	Cash investments measured at fair value through profit or loss	31,553	33,942
1.02.01.01.01	Securities at fair value	31,553	33,942
1.02.01.07	Deferred taxes	122,989	99,175
1.02.01.07.01	Deferred income tax and social contribution	122,989	99,175
1.02.01.08	Prepaid expenses	563,934	583,736
1.02.01.10	Other non-current assets	8,718,396	10,139,224
1.02.01.10.03	Other taxes	1,720,504	2,995,559
1.02.01.10.04	Judicial deposits	6,293,583	6,651,383
1.02.01.10.05	Pension plan assets	56,912	54,615
1.02.01.10.06	Other assets	647,397	437,667
1.02.02	Investments	125,316	133,765
1.02.02.01	Equity interests	125,316	133,765
1.02.02.01.01	Investments in associates	51,674	48,578
1.02.02.01.04	Interests in joint ventures	26,260	28,632
1.02.02.01.05	Other investments	47,382	56,555
1.02.03	Property, plant and equipment	41,412,597	38,910,834
1.02.03.01	Property, plant and equipment in service	30,752,066	28,846,916
1.02.03.02	Right of use in a lease	8,266,252	7,905,591
1.02.03.03	Property, plant and equipment in progress	2,394,279	2,158,327
1.02.04	Intangible assets	3,510,455	3,997,865
1.02.04.01	Intangible assets	3,510,455	3,997,865
1.02.04.01.02	Regulatory licenses	2,578,763	2,967,706

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	827,437	902,256
1.02.04.01.04	Intangible assets in progress	36,846	12,364
1.02.04.01.05	Other	67,409	115,539

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	72,664,343	71,891,822
2.01	Current liabilities	12,135,628	11,835,917
2.01.01	Payroll and related taxes	941,956	852,585
2.01.01.02	Mandatory benefits	941,956	852,585
2.01.02	Trade payables	4,684,086	5,593,940
2.01.02.01	Domestic suppliers	4,684,086	5,593,940
2.01.02.01.01	Trade payables	4,101,881	4,794,309
2.01.02.01.02	Trade payables - subject to the JRP	582,205	799,631
2.01.03	Taxes payable	15,888	66,654
2.01.03.01	Federal taxes payable	15,888	66,654
2.01.03.01.01	Income tax and social contribution payable	15,888	66,654
2.01.04	Borrowings and financing	194,891	326,388
2.01.04.01	Borrowings and financing	194,891	326,388
2.01.04.01.01	In local currency	21,509	11,968
2.01.04.01.02	In foreign currency	173,382	314,420
2.01.05	Other payables	5,632,083	4,448,354
2.01.05.02	Other	5,632,083	4,448,354
2.01.05.02.01	Dividends and interest on capital payable	5,743	5,731
2.01.05.02.04	Derivative financial instruments	0	1,152
2.01.05.02.05	Other taxes	1,511,375	886,763
2.01.05.02.06	Tax refinancing program	96,537	86,721
2.01.05.02.07	Licenses and concessions payable	77,858	58,582
2.01.05.02.08	Leases payable	1,670,642	1,510,097
2.01.05.02.09	Liabilities associated to held-for-sale assets	158,518	494,295
2.01.05.02.10	Assignment of receivables - Sistel	196,720	0
2.01.05.02.11	Other payables	1,914,690	1,405,013
2.01.06	Provisions	666,724	547,996
2.01.06.01	Tax, social security, labor, and civil provisions	666,724	547,996
2.01.06.01.01	Tax provisions	17,411	21,758
2.01.06.01.02	Social security and labor provisions	152,036	208,317
2.01.06.01.04	Civil provisions	497,277	317,921
2.02	Non-current liabilities	54,525,938	42,259,399
2.02.01	Borrowings and financing	26,733,922	17,900,361
2.02.01.01	Borrowings and financing	26,733,922	17,900,361
2.02.01.01.01	In local currency	13,053,891	8,693,491
2.02.01.01.02	In foreign currency	13,680,031	9,206,870
2.02.02	Other payables	22,575,322	19,022,342
2.02.02.02	Other	22,575,322	19,022,342
2.02.02.02.03	Trade payables - subject to the JRP	3,942,748	3,293,427
2.02.02.02.04	Other taxes	1,375,294	1,224,038
2.02.02.02.05	Leases payable	7,016,692	6,639,929
2.02.02.02.06	Tax refinancing program	282,785	330,782
2.02.02.02.07	Assignment of receivables - Sistel	229,508	0
2.02.02.02.08	Other payables	9,728,295	7,534,166
2.02.04	Provisions	5,216,694	5,336,696
2.02.04.01	Tax, social security, labor, and civil provisions	5,216,694	5,336,696
2.02.04.01.01	Tax provisions	1,202,568	1,029,190
2.02.04.01.02	Social security and labor provisions	1,692,850	1,842,715

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2020	Prior Year 12/31/2019
2.02.04.01.03	Accrued employee benefits	674,688	633,012
2.02.04.01.04	Civil provisions	1,646,588	1,831,779
2.03	Consolidated equity	6,002,777	17,796,506
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,882,533	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.07	Donations and investment grants	9,077	0
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 inflation adjustment	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-30,055,787	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	417,606	-233,040
2.03.09	Non-controlling interests	20,561	146,180

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Profit or Loss for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 7/1/2020 to 9/30/2020	YTD 1/1/2020 to 9/30/2020	Same Quarter Prior Year 7/1/2019 to 9/30/2019	Prior YTD 1/1/2019 to 9/30/2019
3.01	Net operating revenue	4,706,046	13,998,319	5,001,232	15,222,613
3.02	Cost of sales and/or services	-3,644,283	-10,932,661	-3,829,421	-11,562,503
3.03	Gross profit	1,061,763	3,065,658	1,171,811	3,660,110
3.04	Operating expenses/income	-1,316,700	-3,498,656	-4,370,735	-6,232,366
3.04.01	Selling expenses	-723,263	-2,207,192	-931,331	-2,689,618
3.04.02	General and administrative expenses	-636,985	-2,026,100	-710,348	-2,090,203
3.04.04	Other operating income	500,512	1,939,693	1,116,808	3,257,537
3.04.05	Other operating expenses	-458,400	-1,237,238	-3,845,624	-4,708,553
3.04.06	Share of results of investees	1,436	32,181	-240	-1,529
3.05	Profit (loss) before financial income (expenses) and taxes	-254,937	-432,998	-3,198,924	-2,572,256
3.06	Financial income (expenses)	-2,325,337	-11,927,918	-2,375,971	-3,951,382
3.06.01	Financial income	636,079	4,876,992	1,499,447	2,829,768
3.06.02	Financial expenses	-2,961,416	-16,804,910	-3,875,418	-6,781,150
3.07	Profit before taxes on income	-2,580,274	-12,360,916	-5,574,895	-6,523,638
3.08	Income tax and social contribution	736	34,188	-208,610	-290,349
3.08.01	Current	736	10,374	-84,966	-90,183
3.08.02	Deferred	0	23,814	-123,644	-200,166
3.09	Profit (loss) for the period from continuing operations	-2,579,538	-12,326,728	-5,783,505	-6,813,987
3.11	Consolidated profit/loss for the period	-2,579,538	-12,326,728	-5,783,505	-6,813,987
3.11.01	Attributable to the Company owner	-2,638,384	-12,327,833	-5,746,889	-6,737,531
3.11.02	Attributable to non-controlling interests	58,846	1,105	-36,616	-76,456
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.01.02	Preferred shares (PN)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0,44000	-2,07000	-0,97000	-1,13000
3.99.02.02	Preferred shares (PN)	-0,44000	-2,07000	-0,97000	-1,13000

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Comprehensive Income for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 7/1/2020 to 9/30/2020	YTD 1/1/2020 to 9/30/2020	Same Quarter Prior Year 7/1/2019 to 9/30/2019	Prior YTD 1/1/2019 to 9/30/2019
4.01	Consolidated profit for the period	-2,579,538	-12,326,728	-5,783,505	-6,813,987
4.02	Other comprehensive income	591,091	699,710	-57,864	-31,277
4.02.01	Hedge accounting gain	0	1,152	0	0
4.02.02	Actuarial gains (losses)	538,956	594,703	-6,991	-6,991
4.02.03	Exchange losses on investment abroad	52,135	103,855	-50,873	-24,286
4.03	Consolidated comprehensive income for the period	-1,988,447	-11,627,018	-5,841,369	-6,845,264
4.03.01	Attributable to the Company owner	-2,096,357	-11,677,187	-5,786,388	-6,765,523
4.03.02	Attributable to non-controlling interests	107,910	50,169	-54,981	-79,741

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
6.01	Net cash from operating activities	3,760,060	949,000
6.01.01	Cash generated by operations	3,944,992	4,440,516
6.01.01.01	Pre-tax loss	-12,360,916	-6,523,638
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	13,069,923	2,780,235
6.01.01.03	Debt discount amortization and inflation adjustments and exchange differences	-2,800,610	82,357
6.01.01.04	Fair value adjustment to other liabilities	160,416	816,000
6.01.01.05	Derivative transactions	127,581	-55,025
6.01.01.06	Depreciation and amortization	5,175,786	5,171,189
6.01.01.07	Expected losses on trade receivables	333,215	427,122
6.01.01.08	Impairment losses	0	3,341,842
6.01.01.09	Provisions/(reversals)	128,070	186,128
6.01.01.10	Equity in investees	-32,181	1,529
6.01.01.11	Gain on the sale of investments	-79,114	0
6.01.01.12	Gain (loss) on the disposal of assets	-49,509	36,839
6.01.01.13	Concession Agreement Extension Fee - ANATEL	234,422	263,927
6.01.01.14	Employee and management profit sharing	151,983	132,855
6.01.01.15	Tax recovery	-392,539	-3,066,919
6.01.01.16	Inflation adjustment to provisions/(reversals)	446,549	721,527
6.01.01.17	Inflation adjustment to tax refinancing program	5,715	12,986
6.01.01.18	Other	-173,799	111,562
6.01.02	Changes in assets and liabilities	688,688	-2,372,341
6.01.02.01	Accounts receivable	-341,302	-526,852
6.01.02.02	Inventories	35,855	58
6.01.02.03	Taxes	1,430,787	-146,125
6.01.02.04	Increases/decreases of cash investments	2,004	40,895
6.01.02.05	Trade payables	-1,050,521	-680,044
6.01.02.06	Payroll, related taxes and benefits	-53,536	-96,324
6.01.02.07	Assignment of receivables - Sistel	459,014	0
6.01.02.08	Licenses and concessions	-41,209	-127,313
6.01.02.09	Provisions	-363,719	-378,841
6.01.02.10	Changes in assets and liabilities held for sale	240,249	-146,791
6.01.02.11	Other assets and liabilities	371,066	-311,004
6.01.03	Other	-873,620	-1,119,175
6.01.03.01	Financial charges paid - debt	-793,342	-926,037
6.01.03.02	Financial charges paid - other	0	-351
6.01.03.03	Income tax and social contribution paid - Company	-33,433	-33,323
6.01.03.04	Income tax and social contribution paid - third parties	-46,845	-159,464
6.02	Net cash from investing activities	-1,548,142	-5,034,474
6.02.01	Purchases of tangibles and intangibles	-5,903,907	-5,245,591
6.02.02	Proceeds from the sale of investments and capital assets	144,422	70,048
6.02.03	Cash received on the sale of investments - PT Ventures	4,132,422	0

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
6.02.04	Decrease of non-controlling interests	-175,788	0
6.02.05	Judicial deposits	-245,193	-395,351
6.02.06	Redemptions of judicial deposits	499,902	536,420
6.03	Net cash from financing activities	964,239	2,678,671
6.03.01	Borrowings net of costs	2,473,319	0
6.03.02	Repayment of principal of borrowings and financing	-8,341	-9,435
6.03.03	Proceeds from/(repayments of) derivative financial instrument transactions	-121,600	66,926
6.03.04	Capital increase	0	4,000,000
6.03.05	Commitment to investors premium	0	-58,489
6.03.06	Tax refinancing program	-48,412	-125,603
6.03.07	Payment of dividends and interest on capital	0	-12
6.03.08	Leases	-1,330,727	-1,192,144
6.03.09	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	205,008	0
6.05	Increase (decrease) in cash and cash equivalents	3,381,165	-1,406,803
6.05.01	Increase (decrease) in cash and cash equivalents	2,081,945	4,385,329
6.05.02	Cash and cash equivalents at the beginning of the period	5,463,110	2,978,526

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2020 to September 30, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.04	Capital transactions with shareholders	0	9,077	0	0	0	9,077	0	9,077
5.04.08	Share-based compensation	0	9,077	0	0	0	9,077	0	9,077
5.05	Total comprehensive income	0	0	0	-12,327,833	650,646	-11,677,187	-125,619	-11,802,806
5.05.01	Profit for the period	0	0	0	-12,327,833	0	-12,327,833	1,105	-12,326,728
5.05.02	Other comprehensive income	0	0	0	0	650,646	650,646	-126,724	523,922
5.05.02.06	Other comprehensive income	0	0	0	0	650,646	650,646	49,064	699,710
5.05.02.07	Decrease of non-controlling interests	0	0	0	0	0	0	-175,788	-175,788
5.07	Closing balances	32,538,937	3,882,533	0	-30,055,787	-383,467	5,982,216	20,561	6,002,777

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2019 to September 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	4,144,145	0	-197,846	0	4,446,765	0	4,446,765
5.04.01	Capital increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572	0	-2,572
5.04.08	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799	0	-2,462,799
5.04.09	Pharol agreement	0	2,772,507	0	-197,846	0	2,574,661	0	2,574,661
5.05	Total comprehensive income	0	0	0	-6,737,531	-444,309	-7,181,840	-79,741	-7,261,581
5.05.01	Profit for the period	0	0	0	-6,737,531	0	-6,737,531	-76,456	-6,813,987
5.05.02	Other comprehensive income	0	0	0	0	-444,309	-444,309	-3,285	-447,594
5.05.02.06	Share issue costs	0	0	0	0	-416,317	-416,317	0	-416,317
5.05.02.07	Other comprehensive income	0	0	0	0	-27,992	-27,992	-3,285	-31,277
5.07	Closing balances	32,538,937	12,873,890	0	-24,465,485	-1,030,097	19,917,245	163,750	20,080,995

Interim Financial Information (ITR) - September 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Value Added

for the Periods Ended September 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 9/30/2020	Prior YTD 1/1/2019 to 9/30/2019
7.01	Revenue	19,348,109	22,328,181
7.01.01	Sales of goods and services	17,818,247	19,512,473
7.01.02	Other income	1,863,077	3,242,830
7.01.04	Allowance for/reversal of doubtful accounts	-333,215	-427,122
7.02	Inputs purchased from third parties	-6,996,219	-7,886,333
7.02.01	Cost of sales and services	-429,449	-501,280
7.02.02	Supplies, power, outside services, and other inputs	-5,940,301	-6,700,063
7.02.04	Other	-626,469	-684,990
7.03	Gross value added	12,351,890	14,441,848
7.04	Retentions	-6,059,971	-9,822,764
7.04.01	Depreciation, amortization and depletion	-5,175,786	-5,171,189
7.04.02	Other	-884,185	-4,651,575
7.04.02.01	Provisions (including inflation adjustment)	-574,620	-907,655
7.04.02.02	Impairment losses	0	-3,341,842
7.04.02.03	Other expenses	-309,565	-402,078
7.05	Wealth created	6,291,919	4,619,084
7.06	Value added received as transfer	4,909,173	2,828,239
7.06.01	Share of results of investees	32,181	-1,529
7.06.02	Financial income	4,876,992	2,829,768
7.07	Wealth for distribution	11,201,092	7,447,323
7.08	Wealth distributed	11,201,092	7,447,323
7.08.01	Personnel	1,582,868	1,632,073
7.08.01.01	Salaries and wages	1,150,343	1,163,349
7.08.01.02	Benefits	299,103	328,734
7.08.01.03	Severance pay fund (FGTS)	93,158	98,117
7.08.01.04	Other	40,264	41,873
7.08.02	Taxes and fees	3,739,725	4,458,982
7.08.02.01	Federal	432,613	786,107
7.08.02.02	State	3,094,139	3,443,314
7.08.02.03	Municipal	212,973	229,561
7.08.03	Lenders and lessors	18,205,227	8,170,255
7.08.03.01	Interest	16,430,535	6,156,643
7.08.03.02	Rentals	1,774,692	2,013,612
7.08.04	Shareholders	-12,326,728	-6,813,987
7.08.04.03	Retained earnings/Accumulated losses for the period	-12,327,833	-6,737,531
7.08.04.04	Non-controlling interests in retained earnings	1,105	-76,456

Additional Disclosures Relating to the Statement of Cash Flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	73,797	269,434	212,811	698,087
Offset of judicial deposits against provisions	132,007	102,485	316,325	272,663
Offsetting of recoverable taxes against taxes payable	863,161	744,624	3,290,060	3,220,941
Capital increase		337,475		337,475
Capital increase in subsidiary		7,437,061
Settlement of payables for own shares (Notes 1 and 27 (b))		46,680		46,680

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 20.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

1.                  GENERAL INFORMATION

Oi S.A. – under Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. The Company also provides domestic and international long-distance services in all Regions under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – under Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – under Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through own subsidiaries and the subsidiaries of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 31).

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Concession agreements

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that Law 13879/2019 opens the legal possibility of changing the provision of STFC services from public utility regime to the private law regime at the time the radiofrequency permits, telecommunications service concessions, and satellite exploitation rights are extended. On June 17, 2020, the authorities enacted Decree 10402, which regulates Law 13879/2019 and sets the deadline for ANATEL to issue the rules that will govern changing from concessions to permits. These rules were subject to Public Hearing 05/2020 and are still being assessed by ANATEL. By the

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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

issue date of this report, this Decree had not had any impacts on the Company because it had not yet been regulated by ANATEL.

With the approval of the Judicial Reorganization Plan (“JRP”, “Plan” or “Original Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

On February 10, 2020, as reported in the Notice to the Market released by the Company, ANATEL’s Board of Directors concluded there was no longer the need for special monitoring based on the decision issued in May 2019 as it considers that the Company’s and its subsidiaries’ short-term liquidity risk has been extinguished and revoked the obligations previously imposed on the Oi Group companies.

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on November 11, 2020, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial Reorganization

On June 20, 2016, the Company and its direct and indirect wholly owned subsidiaries Oi Móvel, Telemar, Copart 4 Participações S.A. – under Judicial Reorganization (“Copart 4), Copart 5 Participações S.A. – under Judicial Reorganization (“Copart 5”, merged with and into the Company), Portugal Telecom International Finance B.V. - under Judicial Reorganization (“PTIF”), and Oi Brasil Holdings Cooperatief U.A. - under Judicial Reorganization (“Oi Holanda”) (collectively with the Company, the “Oi Companies” or “Debtors”) filed a petition for judicial reorganization with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the Oi Companies’ judicial reorganization plan (“Plan” or “JRP”) was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the judicial reorganization court (“Judicial Reorganization Court”) issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the

FEDERAL PUBLIC SERVICE
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which would be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties named in the Agreement and (b) the delivery to Bratel of 33.8 million Oi shares there were held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice released by Oi and the Communication released by Pharol, both on January 9, 2019, were fully clearly established.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings

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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan. On June 14, 2019, the Legacy Notes were duly cancelled.

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

Prepetition Financing – Clause 5.3 of the Plan

On December 23, 2019, the Company disclosed a Material Fact Notice informing that its subsidiary Oi Móvel entered into a 1st issue indenture of collateralized, simple, nonconvertible debentures, with additional trust security, in a single series, for private placement, in the total amount of up to R$2,500,000,000.00 (“Debentures” and “Issue”, respectively). The main features of the Issue and the Debentures are as follows: (i) Term and Maturity Date: twenty-four (24) months from the issue date, except in the case of early redemption and early maturity of the Debentures set forth in the Debenture Indenture; (ii) Payout: U.S. dollar foreign exchange fluctuation plus interest of (i) twelve point sixty-six percent (12.66%) per year (PIK) for the first twelve months after the first repayment is made; and (ii) thirteen point sixty-one percent (13.61%) per year thereafter; and (iii) Guarantees: the Debentures are fully backed by collaterals and trust guarantees provided by Oi Móvel, the Company and its subsidiary Telemar.

The Issue was approved based on the provisions of Clause 5.3 of the Plan and is part of the context of prepetition financing, in the “Debtor in Possession Financing” ("DIP Financing") modality.

Subsequently to the Material Fact Notice disclosed on December 23, 2019, the Company disclosed a Notice to the Market on February 4, 2020 informing shareholders and the general market that the subscription and payment of the Oi Móvel Issue had been completed, described above, for private placement in the amount of R$2,500,000,000.00.

Extension of the Judicial Reorganization

On December 6, 2019, the Company released a Material Fact Notice informing that the Oi Companies filed a petition with the Judicial Reorganization Court requesting that the court oversight of the Oi Companies not to be terminated on February 4, 2020, the date when the Plan’s homologation completes two years.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The non-termination of the judicial oversight does not introduce any changes to the current position of the Oi Companies and has no impact on the compliance with the Plan in force or on current receivables, or any other new funds that might be obtained by the Oi Companies. It is worth noting that the continuity of court oversight at the end of the two-year period is a natural measure that has been applied in most judicial reorganization proceedings.

Notwithstanding the good progress of the Plan implementation, which has already concluded most of the steps provided for the proceeding, which were important for the Company's recovery, said petition presents the Judicial Reorganization Court with circumstances related to the complexity inherent to the Judicial Reorganization Proceeding’s magnitude and to the reforms underway in the legal and regulatory environment, and which require actions still to be implemented within the scope of the Judicial Reorganization Proceeding.

On February 28, 2020, the Company released a Material Fact Notice informing its shareholders and the general market that on February 28, 2020 the Oi Companies filed with the Judicial Reorganization Court a petition exposing its interest in submitting for deliberation to a new general creditors’ meeting (“New GCM”) an amendment (“Amendment to Plan” or “amendment to the JRP”) to the Plan aimed at achieving greater operating and financial flexibility to continue its investment project and the compliance with its strategic transformation plan (“Strategic Plan”), both broadly disclosed to the market.

In line with the foregoing, on March 6, 2020, the Company disclosed a Material Fact Notice informing that the Judicial Reorganization Court awarded a decision, on the same date, granting the Company's request for a New General Creditors’ Meeting to deliberate on an amendment to the Plan, prescribing that:

(i)	the Oi Companies file with the court, within 180 days from the decision’s issue date, the draft amendment to the JRP; and

(ii)	the Trustee organize the New General Creditors’ Meeting, which shall be held within 60 days from the submission of the draft amendment to the JRP.

Amendment to the Judicial Reorganization Plan

On June 15, 2020, the Oi Companies filed with the Judicial Reorganization Court the draft Amendment to the JRP for the purposes of increasing the flexibility of the Original JRP by creating a more efficient corporate and operating structure, aiming at maximizing the Company’s value to the benefit of all its stakeholders. This initiative is fully aligned with the Strategic Plan, which is being transparently implemented.

On August 13, 2020, the Oi Companies filed with the Judicial Reorganization Court an updated draft of the Amendment to the JRP that adjusts certain terms and conditions. This proposal reflects the several discussions with creditors, potential investors, and other stakeholders, including discussions held with the mediator appointed by the Judicial Reorganization Court, for the purpose of discussing improvements to the Amendment to the JRP.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The Amendment to the JRP was submitted to a vote and approved at the New GCM held on September 8, 2020, and was confirmed by the Judicial Reorganization Court on October 5, 2020, in a decision issued on October 8, 2020 that rejected all the allegations of procedural nullity of the New GCM, ruling out the allegation of unequal treatment among creditors and rejecting the requests for nullity of the voting and approval quorum of the Amendment to the JRP because it did not include any drafting and resolve issues and, among other measures, has set a twelve-month period for the ending the Debtors’ judicial reorganization, beginning on the date of said decision issue date, which may be extended, should there be a need to complete the acts relating to the disposals provided for in the Amendment to the JRP.

1.	Purposes of the Amendment to the JRP

The Amendment to the JRP aims at allowing the Oi Companies and their subsidiaries (“Oi Group”) to implement their long-term plan, with the necessary resolution of their debt, in the current context, and their continuity as going concerns by following said JRP and their Strategic Plan. The main purpose of the Oi Group's strategy is transforming its business model by focusing on the use and rapid expansion of its extensive fiber optics infrastructure as a competitive edge, including its transportation networks (backbone, backhaul and data network), and primary and secondary access networks (dedicated links, metropolitan rings, and FTTH access networks), enabling and supporting the high-speed connection and service provision needs of its residential, business, corporate, and government customers, and the provision of infrastructure services for other telecommunication service providers in the country, including the facilitation of connections for the new 5G technology.

This strategy will be implemented by proceeding with the asset divestiture process, a possible involvement in consolidation movements, and the divestiture of its mobile communications operation and the adoption of the model known as structural separation, which allows incorporating separate entities dedicated to investing, the operation and the maintenance of the telecommunications infrastructure and the provision of services to its end customers, including the product development, marketing, sales and customer service activities. This aims at making the Oi Group’s business model more sustainable, focused on its main competitive advantages, structured in an efficient and focused manner, and ensuring the continuity of the Oi Group and the consequent compliance with the means of recovery and payment of all prepetition claims.

The Amendment to the JRP aims at introducing flexibility in meeting the Company's strategic goals described above and its main purposes include:

(i)	providing for the possibility of forming isolated production units (“UPIs”) through the segregation of certain businesses and/or isolated assets of Oi Group and the disposal thereof under the security and benefits ensured by Law 11101/2005 (Business Recovery and Bankruptcy Law, or LRF), so as to maximize their worth and provide the resources necessary to pay prepetition creditors and discharge the Debtors’ obligations;

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(ii)	improving the payment terms and conditions for a significant portion of small creditors as a way of reducing litigation and speeding up the settlement of these claims, as required by the Judicial Reorganization Court;

(iii)	allowing the Debtors to raise additional financing and other funding to allow them to maintain the necessary investments and pay their creditors; and

(iv)	allow the segregation, using an Oi Group company, of some fiber optics assets and infrastructure to create a more flexible and efficient corporate structure to accelerate investments in the expansion of the fiber optics network. Such company may have access to financial and capital markets and raise additional funds at lower costs, thus ensuring the funds generated by the Debtors’ operations are used exclusively in such operations, thus, strengthening their operating structure.

2.	UPIs provided for in the Amendment to the JRP

The Amendment to the JRP provides for the creation of five (5) UPIs separate from the assets, liabilities and rights of the Debtors and associated with (a) telephony and data operation in the mobile communications market (“UPI Mobile Assets”); (b) passive infrastructure (“UPI Towers” and “UPI Datacenter”); (c) telecommunications network operation (“UPI InfraCo”); and (d) the TV business (“UPI TVCo”).

The UPIs will be established a special purpose corporations (“SPCs”) and may be sold, under different models for each type of UPI described above, to ensure the debt payment and generate the funds necessary for the expansion of its fiber infrastructure and associated services, which are the key focus of Oi Group’s strategy. The divestment of the UPIs would allow Oi to maximize the business value of its investments by expanding its residential and business access services nationwide, exploit more efficiently its network components, and create new business opportunities for the exploitation of these networks by offering them to other carriers and service providers in the telecommunications industry, in light with the governing laws, regulations and the required permits from competent authorities, where applicable.

The Amendment to the JRP contains detailed information on the composition of each UPI and the terms and conditions applicable to their disposal, including information on their structure and minimum price.

2.1.	UPI InfraCo

InfraCo SPC will concentrate infrastructure and fiber assets related to the Oi Group’s access and transportation networks already contributed to its capital, whether directly assigned or assigned as right-of-use assets in the form of Indefeasible Rights of Use (IRUs), as well as new infrastructure investments to be made in the future for the purpose of accelerating investments in the expansion of its fiber optics networks, based on a more flexible and efficient capital structure and greater possibility of attracting and using new funds. As soon as the operations outlined in the Plan are implemented, InfraCo SPC will be a Company associate and will seek in the market the necessary

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funds to finance its investments in order to expand Oi Group’s operations in fiber optics and serve a larger number of customers from in segments nationwide.

The Amendment to the JRP establishes that Oi shall retain a material interest in the capital of InfraCo SPC through measures to ensure its active participation in the creation and expansion of a local leader in fiber optics infrastructure. As in other countries, the creation of InfraCo SPC follows a logic of structural separation between the services company and the infrastructure company for the purpose of maximizing business value through greater efficiency and innovation, with clear strategies focused on customer experience and product and service innovation on one hand and mass access to fiber infrastructures and optimization of its technical operation on the other.

The UPI InfraCo will consist of 100% of the SPC shares, which will concentrate the assets and liabilities related to the fiber optics and infrastructure activities described in Annex 5.3.4 to the Amendment to the JRP, which provides for the partial divestiture of the UPI InfraCo in a bidding process, under the terms of the LFR, by submitting sealed bids for the partial disposal of the total capital stock of InfraCo SPC. This bid should ensure the Company the payment of at least R$6.5 billion, in addition to the guarantee from the acquirer that there will be adequate funds for the payment of possible remaining debts of InfraCo SPC, including the full payment of InfraCo’s debt outlined in Clause 5.3.8.1 of the Amendment to the JRP and the compliance with its investment plan, according to certain parameters to be established in the related UPI InfraCo Invitation to Bid Notice. As a result of the partial sale of UPI InfraCo, the buyer will be assured an interest equivalent to 51.0% of the total capital stock, not exceeding 51.0% of the economic capital of InfraCo SPC, and the Debtors are reserved the right to, at their sole discretion, determine the division of the capital stock of InfraCo SPC into common and preferred shares of InfraCo in the sale, within the limits established by law, thus guaranteeing that the Company shall retain a significant equity interest, even as a guarantee for the performance of its obligations to JRP creditors.

As a result of the large demand for the asset during the preliminary market sounding conducted by a financial advisor, the minimum economic value (EV) of InfraCo SPC (as at December 31, 2021) to be considered in the proposals will be R$20 billion, within the previous reference range of 25.5% to 51% of the economic value, in order to ensure an active bid dispute among the different stakeholders for the control of InfraCo (51% of the common shares) until the auction. The interested parties must also assume the commitment to pay a secondary installment of the acquisition price of not less than R$6.5 billion and a primary installment of the acquisition price amounting up to R$5 billion, to guarantee the payment of any remaining debts of InfraCo SPC, including the payment of the amount of R$2.426 billion of InfraCo SPE’s debt to the Debtors and the implementation of the planned investment plan, in exchange for receiving new common shares issued by InfraCo SPC, at the price per share paid in the partial sale of UPI InfraCo, adjusted as provided for in the Amendment to the JRP.

The Oi Group may, by the date of publication of the UPI InfraCo Notice, accept the binding bid with the highest economic value (EV) assigned to InfraCo SPC for the partial acquisition of UPI InfraCo, undertaking to grant such bidder the right to top, at its sole discretion, the highest offer per share issued by InfraCo SPC above its own bid, provided it submits an offer for an amount higher than at least 1% of the price per share issued by InfraCo SPC set in the best offer made during the bidding

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NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

process for partial sale of the UPI InfraCo. The Amendment to the JRP also provides for mechanisms for evaluating binding bids for the partial acquisition of the UPI InfraCo that take into consideration not only the price per share offered and its minimum price but also the possibility of evaluating better conditions for determining the best bid to be taken into consideration as the preferential bid for the judicial bidding process.

2.2.	UPI Mobile Assets

The UPI Mobile Assets will consist of 100% of Mobile SPC shares and if applicable the special purpose company(ies), which will concentrate the assets, liabilities, and rights related to the mobile communication activities described in Annex 5.3.1 to the Amendment to the JRP, which provides for the disposal of the UPI Mobile Assets in a bidding process, under the terms of the LRF, by submitting sealed bids for the acquisition of 100% of the shares of Mobile SPC, with payment of at least R$15.7 billion in cash. Under the Amendment to the JRP, the Oi Group will offer those interested in participating in the bidding process for the sale of the UPI Mobile Assets the possibility of entering into an agreement with Debtors and/or its associates to provide data transmission services on a take-or-pay basis over a three-, five- or ten-year period, at the discretion of the interested party. The present value of the payments originated from the related acquisition will make up the total price for the acquisition the UPI Mobile Assets in addition to the minimum price, and will be taken into consideration to declare the winning bid for the acquisition of the UPI Mobile Assets.

On September 7, 2020, the Debtors accepted a revised, irrevocable, irreversible binding bid, submitted jointly by Telefônica Brasil S.A., TIM S.A. and Claro S.A. (“Bidders”) for the acquisition of the UPI Mobile Assets, subject to certain conditions typical in this type of transaction, which is included in Annex 5.3.9.1.2 to the Amendment to the JRP and served as basis for setting the Minimum Price of the UPI Mobile Assets.

According to the binding bid, subject to certain terms and conditions, the Bidders have committed to acquire the UPI Mobile Assets, if declared the winning bidders of the bidding process in the form of the LRF, for R$16. 5 billion, of which R$756 million refers to transition services to be provided for up to 12 months by Oi to the Bidders, plus the commitment to enter into long-term agreements to provide transmission capacity services with Oi, on a take-or-pay basis, the net present value (NPV) of which, calculated for purposes of and in the form provided for in the Amendment to the JRP, is R$819 million.

The Bidders shall have the right, at their sole discretion, to jointly top the highest bid above the their own bid (Right to Top), provided that they submit a bid in an amount superior by at least 1% of the amount equivalent to the sum of (a) the proposed amount to be paid in cash and (b) the NPV of the Capacity Agreement offered according to the term indicated for the execution of the related Capacity Agreement, both included in the best bid submitted during the bidding process for the disposal of the UPI Mobile Assets.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

2.3.	UPI Towers

The UPI Towers will consist of 100% of the SPC shares, which will concentrate the assets, liabilities, and rights related to the outdoor and indoor transmission and radiofrequency tower activities, described in Annex 5.3.2 to the Amendment to the JRP, which provides for the disposal of UPI Towers in a bidding process, under the terms of the LRF, by submitting sealed bids for the acquisition of 100% of the shares of Towers SPC held by Debtors.

On July 17, 2020, the Debtors accepted a firm, irrevocable, irreversible binding proposal submitted by Highline do Brasil II Infraestrutura de Telecomunicações S.A. (“Highline”) for the acquisition of the UPI Towers, subject to certain terms and conditions typical in this type of transaction, which is set forth in Annex 5.3.9.2.1 to the Amendment to the JRP and which served as the basis for setting the UPI Towers Minimum Price.

According to the binding bid, subject to certain terms and conditions, Highline committed to acquire the UPI Towers, if it wins the bidding process in the form of the LRF, for the amount R$1,066,902,827 calculated under the terms of the binding bid submitted, subject to the price adjustment and payment schedule established in the binding bid submitted and in the draft of the Purchase and Sale Agreement of the UPI Towers set in Annex 5.3.9.2 to the Amendment to the JRP.

Due to the submission of the binding bid, Highline will automatically be entitled to participate, directly or through an associate, in the bidding process for the of disposal of the UPI Towers described in Clause 5.3.9.2.3 and sub-clauses thereof of the Amendment to the JRP. Highline will have the right, at its sole discretion, to top, for any amount, the highest bid above the UPI Towers Minimum Price that may be submitted during the bidding process for the sale of the UPI Towers. This way, Oi gives more legal certainty and security to the completion of the sale for the proposed price and also, by using a bidding process, giving any interested party the opportunity to offer an amount higher than the proposed price, to the benefit of Debtors.

2.4.	UPI Datacenter

The UPI Datacenter will consist of 100% of the SPC shares, which will concentrate the assets, liabilities, and rights related to the datacenter activities, described in Annex 5.3.3 to the Amendment to the JRP, which provides for the disposal of UPI Datacenter in a bidding process, under the terms of the LRF, by submitting sealed bids for the acquisition of 100% of the shares of Datacenter SPC held by Debtors.

On June 14, 2020, the Debtors accepted the firm, irrevocable, irreversible binding bid submitted by Titan Venture Capital e Investimentos Ltda. (“Titan”), a wholly-owned subsidiary of the global financial institution Piemonte Holding de Participações S.A., for the acquisition of the UPI Datacenter, subject to certain terms and conditions typical in this type of transaction, which is set forth in Annex 5.3.9.3.1 of the Amendment to the JRP and served as basis for setting the Minimum Price for the UPI Datacenter.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

According to the binding bid, subject to certain terms and conditions, Titan committed to acquire the UPI Datacenter, if it wins the bidding process in the form of the LRF, for the amount R$325.0 million in cash, of which at least R$250 million paid at sight while the balance may be payable in installments subject to the price adjustment and the schedule set in the submitted binding bid and in the draft of the Purchase and Sale Agreement of the UPI Datacenter included in Annex 5.3.9.2 to the Amendment to the JRP.

Due to the submission of the binding bid, Titan will automatically be entitled to participate, directly or through an associate, in the bidding process for the of disposal of the UPI Datacenter described in Clause 5.3.9.3.3 and sub-clauses thereof of the Amendment to the JRP. Titan will have the right, at its sole discretion, to top, for any amount, the highest bid above the UPI Datacenter Minimum Price that may be submitted during the bidding process for the sale of the UPI Datacenter. This way, Oi gives more legal certainty and security to the completion of the sale for the proposed price and also, by using a bidding process, giving any interested party the opportunity to offer an amount higher than the proposed price, to the benefit of Debtors.

2.5.	UPI TVCo

UPI TVCo will consist of 100% of TVCo SPC shares which will concentrate the assets, liabilities, and rights related to the pay TV business, described in Annex 5.3. 5 of the Amendment to the JRP, which provides for the disposal of the UPI TVCo in a bidding process, under the terms of the LRF, by submitting sealed bids for the acquisition of 100% of TVCo SPC shares held by Debtors, considering that the acquisition of the UPI TVCo will involve (i) the payment, in a single cash installment, of a minimum amount of R$20 million and (ii) the obligation of the corresponding acquirer to share with Debtors and/or its associates 50% of the net revenue of the IPTV service to be offered to its customers using the FTTH network, under the terms and conditions to be established in the Bidding Notice for the disposal of the UPI TVCo.

3.	Payment of Creditors

The Amendment to the JRP provides for the possibility of making adjustments to the payment terms and conditions of the prepetition creditors and also mechanisms that would allow or require the Company to pay certain claims subject to the Plan within a term shorter than the term provided for in the ratified Plan.

The Amendment to the JRP contains detailed information on the payment proposals for each class of creditors.

3.1.	Labor Claims

The Amendment to the JRP also prescribes that labor creditors whose claims have not been fully settled by the date of the New AGC will have their claims up to a total of R$50,000 paid within 30 days of ratification of the Amendment to the JRP, provided that said labor claims (i) are listed in the trustee’s list of creditors; (ii) are the subject of a final and unappealable court decision that terminated the underlying lawsuit and ratified the amount due to the related creditor; or (iii) in the

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

case of creditors entitled to recover lawyers’ fee, a decision is rendered in the event of claim qualification or challenge filed by the date of the New AGC, provided that they elect this form of payment.

3.2.	Collateralized Claims

The Amendment to the JRP prescribes that, in the event of the disposal of the UPI Mobile Assets, part of the funds to be paid by the winning bidder of the related bidding process and the buyer of the UPI Mobile Assets will, at the risk and expense of the Debtors and using the Debtors’ full instructions on the amount due to each Creditor with collateralized claims and the related data for payment, directly assigned by the buyer to the Creditors with collateralized claims for the prepayment of 100.0% of the remaining amount of Collateralized Claims (as defined in the Amendment to the JRP).

3.3.	Regulatory Agencies’ Claims

Under the new version of the Amendment to the JRP, the claims of Regulatory Agencies will be paid, using the method already authorized by the creditors, in Clause 4.3.4.2 of the Original JRP, by means of a transaction between the parties, pursuant to Law 13988 of April 4, 2020, to be conducted within 180 days from the ratification of the Amendment to the JRP, where the Debtors are required to meet the terms and conditions required by the competent authorities, including with regard to maintaining and/or providing guarantees, and also allowing the Debtors to comply with any later statutory rule that may be issued that offers more advantageous conditions. Such provision provides greater legal certainty to the Oi Group security as regards the settlement of said Regulatory agencies’ claims, while maintaining advantageous terms and conditions for their settlement.

3.4.	Unsecured Claims

3.4.1.	Class III Unsecured Creditors.

3.4.1.1.	Straight-line payment option

Pursuant to the Amendment to the JRP, Class III Unsecured Creditors (as defined in the Plan), with claims of up to R$3,000 that have not yet been fully settled by the date of the New GCM and that have filed a claim qualification or challenge by the date of the New GCM, may elect to receive the full claim, via the on-line platform to be made available by the Oi Group www.credor.oi.com.br within 45 days after the New GCM. The option to receive R$3,000 may be exercised, within the same term, by the Class III Unsecured Creditors with claims higher than R$3,000 provided that (i) the claims have not yet been fully paid by the date of the New GCM; (ii) they have already filed a claim qualification or challenge by the date of the New GCM; and (iii) at the time the option is exercised, such creditors grant the Debtors, on the same platform, a receipt of full payment of their claims.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The payment of the related claims will be made through a deposit, in Brazilian legal tender, in a bank account in Brazil to be indicated by the corresponding Class III Unsecured Creditors, within no more than ninety (90) calendar days beginning on (a) the date of the Court Ratification of the Amendment to the JRP; or (b) the issue date of the final decision that, in the event the claim in not claimed or is disputed, determined the inclusion of their related Unsecured Claims in the General List of Creditors.

3.4.1.2.	Repurchase Obligation in Liquidity Events.

The Amendment to the JRP includes an amendment to Clause 5.2 of the Plan to provide for the obligation of prepayment at a discount, by the Debtors, of the Unsecured Creditors that have elected Restructuring Options I or II, pursuant to Clauses 4.3.1.2 or 4.3.1.3, respectively, also when there is one or more Liquidity Events (as defined in the Amendment to the JRP) in the first five years from the court ratification of the JRP. Accordingly, the Amendment to the JRP establishes that the Oi Group shall allocate 100.0% of the Net Revenue from Liquidity Events (as defined in the Amendment to the JRP) exceeding R$6.5 billion to, in up to the payment rounds, anticipate the payment of the claims held by the Unsecured Creditors provide for in said Clause, at a discount of fifty-five percent (55%) on the related Total Balance of the Unsecured Claims, as described in Clause 5.4 of the Amendment to the JRP.

3.4.1.3.	Reverse Auction

The Amendment to the JRP allows the Debtors, at any time, during the five-year period after the ratification of the Amendment to the JRP, to hold one or more prepayment rounds to the Unsecured Creditors that offer the highest discount rate of their claims in each round held (“Reverse Auction”). In each Reverse Auction, the winning bidder shall be the Unsecured Creditors that successively offer the lowest amount novated unsecured claims under the terms of the Plan in each round, under the terms provided for in Clause 4.7.1 of the Amendment to the JRP.

The specific terms of each Reverse Auction, including the rules, the net present value (NPV) of the future payment flows of the related unsecured claims, as provided for in the Plan, to be taken into consideration, which cannot be lower than one hundred percent (100%) of the NPV of the related unsecured claims at any Reverse Auction, and the maximum amount of the related unsecured claims to be paid by the Debtors, including possible restrictions, will be detailed in the related notice to be disclosed prior to the Reverse Auction, at www.recjud.com.br, and subsequently sent to the interested Unsecured Creditors that complete their registration, as provided for in Clause 4.7.4 of the Amendment to the JRP.

3.4.1.4.	Bank guarantees

The Amendment to the JRP allows the Debtors to seek in the market a credit limit for hiring bank guarantees to be provided to the Unsecured Creditors. Clause 5.6.6 and following of the Amendment to the JRP provides for the possibility of the Unsecured Creditors to offer bank guarantee lines to the benefit of the Debtors, within the limit of their restructured claims, to be drawn on the condition that the Debtors reduce their exposure under guarantee in relation to the position as at December 31, 2017, while guaranteeing the reduction of the prepayment discount from 55% to 50%, to be applied

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

at each Exercise Round of the Purchase Obligation, to volumes equivalent to those offered in new guarantee lines, as provided for in the Plan.

3.4.2.	Unsecured Claims of Small Businesses, listed in Class IV

Pursuant to the Amendment to the JRP, Small Businesses with Unsecured Claims listed in Class IV (as defined in the Plan), with claims of up to R$150,000 that have not yet been fully settled by the date of the New AGC and that have filed have filed a claim qualification or challenge by the date of the New AGC, may elect to receive the full claim, via the on-line platform to be made available by the Oi Group at www.credor.oi.com.br, within 45 days after the New AGC. The option to receive R$150,000 may be exercised, within the same term, by the Small Businesses with Unsecured Claims listed in Class IV with claims higher than R$150,000 provided that (i) the claims have not yet been fully paid by the date of the New GCM; (ii) they have already filed a claim qualification or challenge by the date of the New GCM; and (iii) at the time the option is exercised, such creditors grant the Debtors, on the same platform, a receipt of full payment of their claims.

The payment of the related claims will be made through a deposit, in Brazilian legal tender, in a bank account in Brazil to be indicated by the corresponding Unsecured Small Business Creditor, within no more than ninety (90) calendar days beginning on (a) the date of the Court Ratification of the Amendment to the JRP; or (b) the issue date of the final decision that, in the event the claim in not claimed or is disputed, determined the inclusion of their related Unsecured Small Business Claims in the General List of Creditors.

4.	Termination of the Judicial Reorganization

The decision to ratify the Amendment to the JRP set a twelve-month period to terminate the judicial reorganization, beginning on the issue date of such decision, i.e., October 8, 2020, and may be extended if there is a need to finalize the acts related to the disposals of the assets provided for in the Amendment to the JRP.

5.	Oi’s activities once the measures provided for in the Amendment to the JRP are implemented

If the corporate restructuring carried out to segregate the UPIs and the sale of these UPIs as provided for by the Amendment to the JRP is implemented, the Company will retain all activities, assets, rights and obligations not expressly transferred to the UPIs, including certain fiber optics, fiber backbone and copper backhaul assets related to the Oi Group’s transportation network, residential, BUSINESS and corporate customers (including utility assets), in addition to the Digital and IT services (Oi Soluções), as well as the field maintenance and installation operations at Serede - Serviços de Rede S.A. (“Serede”) and customer service operations at Brasil Telecom Call Center S.A. (“BrT Call Center”).

With these measures, the goal is to ensure that this set of assets is sufficient to guarantee the continuity of the Company as a going concern and the payment of its debts under the terms of the Amendment to the JRP.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

For more information regarding the Amendment to the JRP and the implementation of the measures set forth therein refer to the documents disclosed on this date by the Company and available on its website (www.oi.com.br/ri or http://www.recjud.com.br/) and on CVM’s Empresas.NET System (www.cvm.gov.br).

6.	Full Content of the Amendment to the JRP

The full Amendment to the JRP is available to the Company’s shareholders at the Company’s headquarters and on its website (www.oi.com.br/ri or http://www.recjud.com.br/), CVM’s Empresas.NET System (www.cvm.gov.br), and the website of B3 S.A. - Brasil, Bolsa, Balcão (www.b3.com.br).

New GCM

On August 7, 2020, the Judicial Reorganization Court, taking into consideration (i) the sixty-day period after the submission of the Amendment to the JRP; (ii) the COVID-19 pandemic; (iii) the initiation of a mediation process between certain banks and the Debtors; and (iv) the definition of the criteria for creditors voting in the New GCM, determined that the New GCM be held in early September 2020. As a result, the New GCM was held on September 8, 2020, the date of the first notice to convene, at the SulAmérica Convention Center, and was regularly convened and the Amendment to the JRP was approved, together with negotiated adjustments, pursuant to Article 45 of the LRF.

Going concern

The interim financial information for the period ended September 30, 2020, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. The continuity of the Company as a going concern was strengthen with the approval of the Amendment to the JRP (Note 1) and ultimately depends on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize that the conditions and circumstances point to material uncertainties because of their own nature that may affect the success of the judicial reorganization and cast significant doubts as to the Oi Companies’ ability to continue as going concerns. As at September 30, 2020 and after the implementation of the JRP, total shareholders’ equity was R$6,002,777 (R$5,982,216 in the Company), loss for the period then ended was R$12,326,728 (R$12,327,833 in the Company), and working capital totaled R$6,043,475 (R$4,868,394 in the Company). As at December 31, 2019 and after the implementation of the JRP, total shareholders’ equity was R$17,796,506 (R$17,650,326 in the Company), loss for the year then ended was R$9,095,107 (R$9,000,434 in the Company), and working capital totaled R$6,157,364 (R$6,050,559 in the Company).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and on March 3, 2020, the World Health Organization categorized COVID-19 as a pandemic.

By the closing date of this Interim Financial information, we had no records of material deviations in our operations and results, even though the scenario is adverse and there are still uncertainties regarding the duration and effects of the pandemic. In addition, the Company has intensified the digitalization of processes, sales and services, telemarketing and teleagent channels, which has allowed a rapid and growing recovery and resumption of pre-COVID levels.

The financial crisis caused by the COVID-19 pandemic kept the Brazilian real at depreciated levels in the third quarter of 2020 and affected certain financial ratios. The Company continues to be noncompliant with two of these ratios, notably: Gross Debt-to-EBITDA and [EBITDA - (Income Tax + social contribution)]/[Amortization + (Financial Expenses – Financial Income) – Cash and Cash Equivalents at the End of Last Year]. At the end of the third quarter, the Company also obtained a waiver letter for the third quarter of 2020 from its creditors.

It is worth emphasizing that, in line with the provisions of the Plan, as amended, BNDES (Brazilian development bank) agrees that, as of the Court Ratification of the Amendment to the JRP (October 8, 2020) and until the first of the financial settlement of the disposal of the UPI Mobile Assets or by May 30, 2022, the obligation to comply with the financial ratios set forth in the agreement will be temporarily stayed by BNDES and, therefore, during such period, its noncompliance will not imply a possible breach of the agreement, as reported in Note 20.

2.                  SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

The Company’s individual and consolidated interim financial information has been prepared and is being presented in accordance with the pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Brazilian Securities and Exchange Commission (CVM), which are consistent with the International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB). All relevant information part of the interim financial information, and only this information, corresponds to the information the Company’s management uses while managing the Company.

(a)	Reporting basis

The Company’s interim financial information has been prepared for the period ended September 30, 2020 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2019, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended September 30, 2020 as compared to those applicable in the year ended December 31, 2019, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2019, as described in item (b) of this note.

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets, in current assets, as a result of Management’s expectation to dispose of these assets and liabilities over the short term (Note 31(a)). In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates and critical accounting judgments that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities (prepetition liabilities); (vi) provisions; (vii) fair value of financial assets; (viii) deferred income tax and social contribution; (ix) employee benefits; (x) leases, (xi) provisions for onerous contracts; (xii) share-based compensation; and (xiii) assignment of receivables.

With regard to item (iv) above, the recoverable amounts of long-lived assets are determined by comparing the calculations of their value in use or their sales prices. These calculations required the use of judgments and assumptions that may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions may significantly change our interim financial information.

As at September 30, 2020, the Company updated the projections used to determine the value in use of long-lived assets (property, plant and equipment and intangible assets) for the purpose assessing evaluating potential indications of impairment of these assets, considering possible impacts of Covid-19 (Note 32 (d)).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The updating of the aforementioned projections took into consideration the observations made by the Company's management up to the reporting date of this interim financial information, including the assessment of the following key issues: (i) updating of the assumptions and criteria used in the projections of future cash flows; (ii) updating and standardization of the WACC used in the calculation of the value in use to reflect the current economic context; and (iii) definition of sensitivity scenarios to assess possible impacts.

Based on the information above, the Company did not identify indications of impairment of said long-term assets.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•	revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•	all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•	goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at September 30, 2020 and December 31, 2019, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	09/30/2020	12/31/2019	09/30/2020	09/30/2019
Euro	6.6132	4.5305	5.7207	4.3679
US dollar	5.6407	4.0307	5.0793	3.8887
Cape Verdean escudo	0.0601	0.0411	0.0519	0.0396
Sao Tomean dobra	0.000269	0.000192	0.000242	0.000185
Kenyan shilling	0.0520	0.0398	0.0481	0.0382
Mozambican metical	0.0790	0.0631	0.0743	0.0619

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. Management monitors and follows up the performance of each service offering segmented per customer, while the results analyzed on a consolidated basis as regards the fund to be allocated to the performance assessment and strategic decision-making (Note 29).

Reclassifications of the comparative period’s accounting balances

The Company made some reclassifications in the note to financial income (expenses) for the period ended September 30, 2019 for better comparability and understanding of the transactions and balances in the individual and consolidated accounting information for the period ended September 30, 2020. These reclassifications do not affect the Company’s or equity as at September 30, 2019 and profit or loss for the period then ended. We highlight below the stated reclassifications:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Three-month period ended
	COMPANY			CONSOLIDATED
	09/30/2019			09/30/2019
	Originally stated	Reclassification	Currently stated	Originally stated	Reclassification	Currently stated
Adjustment to present value	14,533	(14,533)		45,030	(45,030)
Inflation adjustment and foreign exchange differences on the fair value adjustment	228,192	(228,192)		705,297	(705,297)
Monetary correction and exchange differences on third-party debt discount		242,725	242,725		750,327	750,327
Monetary correction and exchange differences on related-party debt discount		1,026,808	1,026,808
Interest and foreign exchange differences on intragroup loans	1,642,486	(1,026,808)	615,678
Total reclassifications of financial income	1,885,211		1,885,211	750,327		750,327
Total financial income	1,894,079		1,894,079	1,499,447		1,499,447
Adjustment to present value	(244,087)	244,087		(1,357,022)	1,357,022
Amortization of related-party debt discount		(198,283)	(198,283)
Interest and foreign exchange differences on intragroup loans	(1,187,962)	198,283	(989,679)
Interest on leases		(19,225)	(19,225)		(241,139)	(241,139)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(205,830)	(63,060)	(268,890)	(635,938)	(216,191)	(852,129)
Other expenses	83,316	(161,802)	(78,486)	756,343	(899,692)	(143,349)
Total reclassifications of financial expenses	(1,554,563)		(1,554,563)	(1,236,617)		(1,236,617)
Total financial expenses	(2,682,269)		(2,682,269)	(3,875,418)		(3,875,418)
Financial income (expenses)	(788,190)		(788,190)	(2,375,971)		(2,375,971)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY			CONSOLIDATED
	09/30/2019			09/30/2019
	Originally stated	Reclassification	Currently stated	Originally stated	Reclassification	Currently stated
Adjustment to present value	15,567	(15,567)		48,854	(48,854)
Inflation adjustment and foreign exchange differences on the fair value adjustment	196,707	(196,707)		582,454	(582,454)
Monetary correction and exchange differences on third-party debt discount		212,274	212,274		631,308	631,308
Monetary correction and exchange differences on related-party debt discount		798,321	798,321
Interest and foreign exchange differences on intragroup loans	1,605,009	(798,321)	806,688
Total reclassifications of financial income	1,817,283		1,817,283	631,308		631,308
Total financial income	3,055,123		3,055,123	2,829,768		2,829,768
Adjustment to present value	(244,087)	244,087		(1,357,022)	1,357,022
Amortization of related-party debt discount		(374,581)	(374,581)
Interest and foreign exchange differences on intragroup loans	(1,086,891)	374,581	(712,310)
Interest on leases		(55,055)	(55,055)		(710,147)	(710,147)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(326,615)	(189,032)	(515,647)	(1,007,179)	(646,875)	(1,654,054)
Other expenses	(199,884)		(199,884)	(404,218)		(404,218)
Total reclassifications of financial expenses	(1,857,477)		(1,857,477)	(2,768,419)		(2,768,419)
Total financial expenses	(3,752,301)		(3,752,301)	(6,781,150)		(6,781,150)
Financial income (expenses)	(697,178)		(697,178)	(3,951,382)		(3,951,382)

(b)	New and revised standards and interpretations

The new and revised standards and interpretations issued by the IASB that are effective in future reporting periods and that the Company decided not to early adopt are the following, effective for periods beginning on or after January 1, 2020:

New and revised standards		Effective beginning on or after:
IAS 1	Presentation of Financial Statements	January 1, 2020
IAS 8	Accounting Policies, Changes in Accounting Estimates and Errors (Amendment - Definition of material)	January 1, 2020
IFRS 3	Business Combinations (Revised - definition of business) Conceptual framework revised for financial reports	January 1, 2020
IFRS 16	Leases (introduces a change as a result of benefits related to Covid 19 granted to lessees in lease contracts)	January 1, 2020

The amendments to the mentioned standards had no impacts on the Company’s Interim Financial Information.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

3.                  FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.	Financial Instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at September 30, 2020 and December 31, 2019 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		09/30/2020
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	418,295	418,295	1,016,505	1,016,505
Cash equivalents	Fair value	2,081,718	2,081,718	4,446,605	4,446,605
Cash investments	Fair value	187,000	187,000	222,392	222,392
Due from related parties	Amortized cost	8,023,314	8,023,314
Accounts receivable (i)	Amortized cost	1,935,137	1,935,137	6,342,938	6,342,938
Dividends and interest on capital	Amortized cost	1,466	1,466
Financial asset at fair value	Fair value			63,910	63,910

Liabilities
Trade payables (i)	Amortized cost	1,909,190	1,909,190	8,626,834	8,626,834
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,580,167	2,580,167	10,644,906	10,644,906
Due to related parties	Amortized cost	1,531,627	1,531,627
Public debentures	Amortized cost	2,536,543	2,536,543	3,950,763	3,950,763
Private debentures				3,757,632	3,757,632
Senior Notes	Amortized cost	8,575,512	9,319,615	8,575,512	9,319,615
Dividends and interest on capital	Amortized cost	4,775	4,775	5,743	5,743
Licenses and concessions payable (iii)	Amortized cost	13,687	13,687	77,858	77,858
Tax refinancing program (iii)	Amortized cost	234,290	234,290	379,322	379,322
Leases payable (iv)	Amortized cost	706,559	706,559	8,687,334	8,687,334

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		12/31/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,465	152,465	575,863	575,863
Cash equivalents	Fair value	797,502	797,502	1,506,082	1,506,082
Cash investments	Fair value	182,696	182,696	217,792	217,792
Due from related parties	Amortized cost	5,583,816	5,583,816
Accounts receivable (i)	Amortized cost	1,383,264	1,383,264	6,334,526	6,334,526
Dividends and interest on capital	Amortized cost	3,499	3,499	426	426
Financial asset at fair value	Fair value			40,689	40,689
Held-for-sale assets
Held-for-sale financial asset (Note 31)	Fair value	1,474,699	1,474,699	1,474,699	1,474,699
Dividends receivable (Note 31)	Amortized cost	2,435,014	2,435,014	2,435,014	2,435,014

Liabilities
Trade payables (i)	Amortized cost	1,960,453	1,960,453	8,887,367	8,887,367
Derivative Financial Instruments	Fair value	1,152	1,152	1,152	1,152
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,060,582	2,060,582	8,354,777	8,354,777
Due to related parties	Amortized cost	783,404	783,404
Public debentures	Amortized cost	2,344,962	2,344,962	3,652,353	3,652,353
Senior Notes	Amortized cost	6,219,619	6,565,782	6,219,619	6,565,782
Dividends and interest on capital	Amortized cost	4,761	4,761	5,731	5,731
Licenses and concessions payable (iii)	Amortized cost			58,582	58,582
Tax refinancing program (iii)	Amortized cost	263,684	263,684	417,503	417,503
Leases payable (iv)	Amortized cost	656,359	656,359	8,150,026	8,150,026

For the closing of the period ended September 30, 2020:

(i) The balances of accounts receivable have near terms and, therefore, they are not adjusted to fair value. The balances of trade payables subject to the judicial reorganization were adjusted to fair value at the date of novation of the liabilities and are represented by the amounts expected to be settled (Note 18).

(ii) The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii) The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The levels of the financial assets cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at September 30, 2020 and December 31, 2019 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		09/30/2020	12/31/2019	09/30/2020	12/31/2019
Assets
Cash and banks	Level 1	418,295	152,465	1,016,505	575,863
Cash equivalents	Level 1	2,081,718	797,502	4,446,605	1,506,082
Cash investments	Level 1	187,000	182,696	222,392	217,792
Held-for-sale financial asset	Level 3		1,474,699		1,474,699
Liabilities
Derivative financial instruments	Level 2		1,152		1,152

There were no transfers between levels in the periods ended September 30, 2020 and December 31, 2019.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)	Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)	Held-for-sale assets

As at December 31, 2019, held-for-sale assets represented the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures were measure substantially at the fair value of the investment for sale, which occurred on January 23, 2020. As at September 30, 2020, the Company does not have any more claims receivable from the sale of PT Ventures. See Note 31 for further information.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(c)	Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. As at September 30, 2020, the Company does not have any effective derivative transactions. Due to the absence of derivative financial instruments in the portfolio as at September 30, 2020, there were no changes in foreign exchange hedges and interest rate hedges designated for hedge accounting recognized in other comprehensive income.

It is worth noting that the Company does not use derivatives for purposes other than the hedging these risks and the method used to calculate the fair value of the derivative instruments contracted throughout the year was the future cash flows method associated to each contracted instrument, discounted using the market rates prevailing at the reporting date.

3.2.	Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed each financial year. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Chief Finance Investor Relations and Officer, Compliance and Risks Officer, the Accounting and Revenue Officer, the Panning and Financial Evaluation Officer, the Legal Tax Officer, the Regulation and Institutional Affairs Officer, and the Treasury and Performance Analysis Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining its liquidity, and complying with the financial covenants.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

3.2.1.	Market risk

(a)	Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at September 30, 2020 for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 65.5% of total liabilities from borrowings and financing (52.3% at December 31, 2019), less the contracted currency hedging transactions.

To minimize this type of risk, after the sale of PT Ventures was completed in January 2020, the Company elected to keep part of the funds received with this sale in offshore cash, as a natural hedge both to cover the payment of foreign currency-denominated interest to be made in 2020 and the portion of the Company’s US dollar-denominated operating expenses. The Company hedges 86% of the cash flows of these transactions in 2020 through this natural hedge. As at September 30, 2020, the Company did not have hedging transactions using currency forwards.

The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 42.2%.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	09/30/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	232,512	232,512	108,160	108,160
Due from related parties	8,022,912	8,022,912	5,583,816	5,583,816
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	11,208,897	11,208,897	7,683,578	7,683,578
Derivative financial instruments			1,152	1,152

	CONSOLIDATED
	09/30/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	635,361	635,361	400,874	400,874
Cash equivalents	1,529	1,529	1,096	1,096
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	17,611,047	17,611,047	9,521,291	9,521,291
Derivative financial instruments			1,152	1,152

As at September 30, 2020, the Company did not held derivatives designated for hedge accounting. The amounts of the derivative financial instruments as at December 31, 2019 are summarized as follows:

Derivatives designated for hedge accounting
			COMPANY		CONSOLIDATED
	Notional (US$)	Maturity (years)	Fair value		Fair value
			Amounts (payable)/receivable		Amounts (payable)/receivable
			09/30/2020	12/31/2019	09/30/2020	12/31/2019
USD/R$ Non-deliverable forwards (NDF)				(1,152)		(1,152)

As at December 31, 2019, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk were as follows:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Non-deliverable Forward (NDF) contracts

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

As at September 30, 2020, there were no hedging transactions entered into with financial institutions as NDFs and in this period the company recognized the amounts below as gains (losses) on transactions with derivative financial instruments:

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Forward currency transaction – financial results		944		944
Forward currency transaction – operating results	(7,133)	756	(7,133)	756
Total	(7,133)	1,700	(7,133)	1,700

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Forward currency transaction – financial results	127,581	55,025	127,581	55,025
Forward currency transaction – operating results	(5,981)	11,901	(5,981)	11,901
Total	121,600	66,926	121,600	66,926

The movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at Dec 31, 2019	(1,152)	(1,152)
Amortization of hedges to profit or loss	1,152	1,152

Foreign exchange risk sensitivity analysis

Pursuant to CPC 40 (R1)/IFRS 7, as at September 30, 2020, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of June 2020. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Rate
Description	09/30/2020	Depreciation
Probable scenario
U.S. dollar	5.6407	0%
Euro	6.6132	0%
Possible scenario
U.S. dollar	7.0509	25%
Euro	8.2665	25%
Remote scenario
U.S. dollar	8.4611	50%
Euro	9.9198	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, taking into consideration derivatives and offshore cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		09/30/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debts	Dollar appreciation	12,647,366	15,809,208	18,971,050	25,479,327	31,849,159	38,218,991
US dollar cash	Dollar depreciation	(170,413)	(213,017)	(255,620)	(197,097)	(246,372)	(295,646)
Euro debt	Euro appreciation	270,392	337,990	405,588	3,957,934	4,947,417	5,936,900
Euro cash	Euro depreciation	(62,099)	(77,623)	(93,148)	(439,792)	(549,741)	(659,689)
Fair value adjustment	Dollar/euro depreciation	(3,174,616)	(3,968,270)	(4,761,924)	(11,797,071)	(14,746,339)	(17,695,607)
Total assets/liabilities indexed to exchange fluctuation		9,510,630	11,888,288	14,265,946	17,003,301	21,254,124	25,504,949
Total (gain) loss			2,377,658	4,755,316		4,250,823	8,501,648

(b)	Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

denominated debt as at September 30, 2020. After the approval of the JRP, the Company does not have borrowings and financing subject to the foreign currency-denominated floating interest rate.

As at September 30, 2020, approximately 34.5% (47.5% at December 31, 2019) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	09/30/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	2,081,718	2,081,718	797,502	797,502
Cash investments	187,000	187,000	182,696	182,696
Due from related parties	402	402
Financial liabilities
Borrowings and financing (Note 20)	4,014,953	4,014,952	3,724,989	3,724,989

	CONSOLIDATED
	09/30/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	4,445,076	4,445,076	1,504,986	1,504,986
Cash investments	222,392	222,392	217,792	217,792
Financial liabilities
Borrowings and financing (Note 20)	9,317,767	9,317,766	8,705,458	8,705,458

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the CDI and TJLP. This risk is associated to an increase in those rates. TJLP has been successively cut since April 2019, when it was set at 6.26% until June of the same year. From July to September, TJLP was cut to 5.95% and from October to December a new cut was made, to 5.57%. Beginning January 2020, the TJLP was cut again to 5.09% p.a., 4.94% p.a. starting April 2020, and 4.91% p.a. in July-September 2020. At the end of the quarter, in turn, the National Monetary Council had already decided and announced to keep the downward trend, this time to 4.55% per year, effective for October-December 2020.

Pursuant to CPC 40 (R1)/IFRS 7, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at September 30, 2020. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

09/30/2020
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
1.90%	4.91%	2.38%	6.14%	2.85%	7.37%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the fair values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		09/30/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
Debt pegged to CDI	CDI increase	2,384,573	2,988,986	3,596,717	4,234,099	5,307,304	6,386,400
Debt pegged to TJLP	TJLP increase	745,739	869,597	995,951	2,791,313	3,252,917	3,723,307
Total assets/liabilities pegged to the interest rate		3,130,312	3,858,583	4,592,668	7,025,412	8,560,221	10,109,707
Total (gain) loss			728,271	1,462,356		1,534,809	3,084,295

3.2.2.	Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at September 30, 2020, approximately 90.17% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

3.2.3.	Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

On January 24, 2020, Oi sold its stake in PT Ventures to local oil company Sonangol for US$1 billion. Of this total, US$699.1 million were paid by Sonangol on sale day, after making an advance of US$60.9 million before the closing date as dividends. The amount US$200 million was paid by Sonangol by the end of the third quarter of 2020. This action is part of the strategic plan disclosure by the Company and aims at strengthening its cash and contribute to the implementation of its CAPEX Plan.

Capital management

The Company seeks to manage its equity structure according to best market practices.

The objective of the Company’s capital management strategy is to ensure that liquidity levels and financial leverage allow the sustained growth of the Group, the compliance with the strategic investment plan, and generation of returns to our shareholders.

We may change our capital structure, according to existing economic and financial conditions, to optimize our financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to accumulated twelve-month EBITDA (earnings before interest (financial income and expenses), taxes, depreciation, and amortization), and the interest coverage ratio, as shown below:

Gross debt-to-EBITDA between 2x and 4.0x
Interest coverage ratio (*) higher than 1.75

(*) Measures the Company’s capacity to cover its future interest obligations.

The impact of COVID-19 on the world’s economy continues to contribute to the keeping the Brazilian real at its lowest level for the period, with a material impact on the Company’s gross debt. This depreciation, however, represents a merely accounting impact, since the debt matures over the long term. Only the qualified bond has foreign currency-denominated cash outflows for interest payments, which is protected using a natural hedge, with the maintenance of part of the proceeds from the sale of PT Ventures in offshore cash.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

3.2.4.	Risk of accelerated maturity of borrowings and financing

At the end of September 30, 2020 there was no risk of accelerated maturity of the Company’s debt because of the preventive waiver letter issued by BNDES in the third quarter of 2020.

It is worth emphasizing that, in line with the provisions of the Plan, as amended, BNDES (Brazilian development bank) agrees that, as of the Court Ratification of the Amendment to the JRP (October 8, 2020) and until the first of the financial settlement of the disposal of the UPI Mobile Assets or by May 30, 2022, the obligation to comply with the financial ratios set forth in the agreement will be temporarily stayed by BNDES and, therefore, during such period, its noncompliance will not imply a possible breach of the agreement, as reported in Note 20, ‘Covenants’ section.

4.                  NET OPERATING REVENUE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019

Gross operating revenue	1,182,300	1,202,282	6,369,968	6,739,704

Deductions from gross revenue	(240,197)	(291,769)	(1,663,922)	(1,738,472)
Taxes	(238,109)	(290,387)	(1,276,409)	(1,382,412)
Other deductions	(2,088)	(1,382)	(387,513)	(356,060)

Net operating revenue	942,103	910,513	4,706,046	5,001,232

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019

Gross operating revenue	3,262,241	3,780,265	18,939,106	20,591,027

Deductions from gross revenue	(741,010)	(917,376)	(4,940,787)	(5,368,414)
Taxes	(734,045)	(914,110)	(3,819,928)	(4,289,860)
Other deductions	(6,965)	(3,266)	(1,120,859)	(1,078,554)

Net operating revenue	2,521,231	2,862,889	13,998,319	15,222,613

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

5.                  REVENUE AND EXPENSES BY NATURE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Net operating revenue	942,103	910,513	4,706,046	5,001,232
Operating income (expenses):
Interconnection	(16,304)	(20,879)	(114,685)	(110,192)
Personnel	(109,455)	(112,311)	(615,139)	(615,086)
Third-party services	(247,672)	(273,380)	(1,357,386)	(1,516,265)
Grid maintenance service	(120,326)	(153,758)	(216,533)	(250,951)
Handset and other costs			(32,873)	(36,333)
Advertising and publicity	(18,725)	(26,229)	(94,266)	(148,344)
Rentals and insurance	(120,225)	(112,468)	(613,367)	(677,047)
(Provisions)/reversals	(42,808)	362,617	(64,585)	(72,351)
Expected losses on trade receivables	5,771	(19,970)	(67,161)	(159,636)
Impairment losses		(3,341,842)		(3,341,842)
Taxes and other income (expenses)	(1,730,207)	(1,701,581)	(67,645)	(40,669)
Other operating income (expenses), net	3,383	(9,944)	22,480	520,685
Operating expenses excluding depreciation and amortization	(2,396,568)	(5,409,745)	(3,221,160)	(6,448,031)
Depreciation and amortization	(375,582)	(461,980)	(1,739,823)	(1,752,125)
Total operating expenses	(2,772,150)	(5,871,725)	(4,960,983)	(8,200,156)
Loss before financial income (expenses) and taxes	(1,830,047)	(4,961,212)	(254,937)	(3,198,924)
Financial income (expenses):
Financial income	2,103,031	1,894,079	636,079	1,499,447
Financial expenses	(2,912,048)	(2,682,269)	(2,961,416)	(3,875,418)
Total financial income (expenses)	(809,017)	(788,190)	(2,325,337)	(2,375,971)
Pre-tax loss	(2,639,064)	(5,749,402)	(2,580,274)	(5,574,895)
Income tax and social contribution	680	2,513	736	(208,610)
Loss for the period	(2,638,384)	(5,746,889)	(2,579,538)	(5,783,505)
Loss attributable to Company owners	(2,638,384)	(5,746,889)	(2,638,384)	(5,746,889)
Loss attributable to non-controlling interests			58,846	(36,616)

Operating expenses by function:

Cost of sales and/or services	(664,215)	(787,351)	(3,644,283)	(3,829,421)
Selling expenses	(136,721)	(196,007)	(723,263)	(931,331)
General and administrative expenses	(209,373)	(206,862)	(636,985)	(710,348)
Other operating income	125,371	186,116	500,512	1,116,808
Other operating expenses	(97,855)	(3,026,882)	(458,400)	(3,845,624)
Share of results of investees	(1,789,357)	(1,840,739)	1,436	(240)
Total operating expenses	(2,772,150)	(5,871,725)	(4,960,983)	(8,200,156)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Net operating revenue	2,521,231	2,862,889	13,998,319	15,222,613
Operating income (expenses):
Interconnection	(50,338)	(71,371)	(346,334)	(351,312)
Personnel	(292,364)	(306,508)	(1,770,868)	(1,818,675)
Third-party services	(716,091)	(845,892)	(4,120,446)	(4,526,498)
Grid maintenance service	(370,304)	(484,422)	(669,868)	(782,407)
Handset and other costs			(73,141)	(131,972)
Advertising and publicity	(44,753)	(65,060)	(232,443)	(334,227)
Rentals and insurance	(357,060)	(324,239)	(1,774,692)	(2,013,612)
(Provisions)/reversals	(46,308)	380,440	(128,070)	(186,128)
Expected losses on trade receivables	(19,610)	(91,049)	(333,215)	(427,122)
Impairment losses (i)		(3,341,842)		(3,341,842)
Taxes and other income (expenses) (ii)	(8,837,135)	(2,979,731)	(195,492)	(50,360)
Other operating income (expenses), net (iii)	3,383	582,826	389,038	1,340,475
Operating expenses excluding depreciation and amortization	(10,730,580)	(7,546,848)	(9,255,531)	(12,623,680)
Depreciation and amortization	(1,136,182)	(1,357,191)	(5,175,786)	(5,171,189)
Total operating expenses	(11,866,762)	(8,904,039)	(14,431,317)	(17,794,869)
Loss before financial income (expenses) and taxes	(9,345,531)	(6,041,150)	(432,998)	(2,572,256)
Financial income (expenses):
Financial income	12,648,961	3,055,123	4,876,992	2,829,768
Financial expenses	(15,644,028)	(3,752,301)	(16,804,910)	(6,781,150)
Total financial income (expenses)	(2,995,067)	(697,178)	(11,927,918)	(3,951,382)
Pre-tax loss	(12,340,598)	(6,738,328)	(12,360,916)	(6,523,638)
Income tax and social contribution	12,765	797	34,188	(290,349)
Loss for the period	(12,327,833)	(6,737,531)	(12,326,728)	(6,813,987)
Loss attributable to Company owners	(12,327,833)	(6,737,531)	(12,327,833)	(6,737,531)
Loss attributable to non-controlling interests			1,105	(76,456)

Operating expenses by function:

Cost of sales and/or services	(2,014,979)	(2,360,142)	(10,932,661)	(11,562,503)
Selling expenses	(403,389)	(622,837)	(2,207,192)	(2,689,618)
General and administrative expenses	(633,153)	(637,625)	(2,026,100)	(2,090,203)
Other operating income	406,645	1,491,745	1,939,693	3,257,537
Other operating expenses	(163,876)	(3,065,809)	(1,237,238)	(4,708,553)
Share of results of investees	(9,058,010)	(3,709,371)	32,181	(1,529)
Total operating expenses	(11,866,762)	(8,904,039)	(14,431,317)	(17,794,869)

(i)	As required by CPC 01/IAS 36, the Company conducted an impairment test of its assets with finite useful lives for reporting date September 30, 2019 and recognized an allowance for impairment losses relating to the expected future profitability of such assets. The Company took into consideration in its assumptions for the impairment test, among other aspects, the strategic plan disclosed in July 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	Includes the share of profit (loss) of investees.

(iii)	In 2020, represented primarily by the gain on the sale of properties amounting to R$107,400 and the gain on the sale of the investment held in PT Ventures amounting to R$79,114 (Note 31). In 2019, refers to the accounting recognition amounting to R$592,770 in the Company and R$987,185 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in 2019 (see Note 11).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

6.                  FINANCIAL INCOME (EXPENSES)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Financial income
Monetary correction and exchange differences on third-party debt discount	126,229	242,725	559,364	750,327
Monetary correction and exchange differences on related-party debt discount	1,511,619	1,026,808
Interest on and inflation adjustment to other assets	(49,511)	(45,041)	8,171	653,694
Income from cash investments	11,395	34,245	21,915	51,259
Interest and foreign exchange differences on intragroup loans	458,686	615,678
Exchange differences on translating foreign cash investments	38,188	6,942	27,935	7,136
Other income	6,425	12,722	18,694	37,031
Total	2,103,031	1,894,079	636,079	1,499,447

Financial expenses and other charges
a) Borrowing and financing costs
Amortization of third-party debt discount	(147,245)	(130,091)	(357,248)	(294,016)
Amortization of related-party debt discount	(248,211)	(198,283)
Monetary correction to and exchange losses on third-party	(381,811)	(736,671)	(1,028,749)	(1,357,876)
Interest on borrowings from third parties	(293,943)	(240,847)	(397,270)	(351,024)
Interest on debentures	(18,992)	(55,103)	(108,282)	(85,827)
Interest and foreign exchange differences on intragroup loans	(1,467,121)	(989,679)
Subtotal:	(2,557,323)	(2,350,674)	(1,891,549)	(2,088,743)
b) Other charges
Interest on leases	(20,916)	(19,225)	(245,503)	(241,139)
Gain (loss) on cash investments classified as held for sale	1,716	180,990	99,729	59,813
Tax on transactions and bank fees	(21,484)	(21,258)	(69,814)	(67,821)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(255,868)	(268,890)	(745,938)	(852,129)
Monetary correction of (provisions)/reversals	(40,259)	(123,400)	(69,941)	(539,150)
Interest on taxes in installments - tax financing program	(686)	(2,270)	(1,263)	(3,844)
Derivative transactions		944		944
Other expenses	(17,228)	(78,486)	(37,137)	(143,349)
Subtotal:	(354,725)	(331,595)	(1,069,867)	(1,786,675)
Total	(2,912,048)	(2,682,269)	(2,961,416)	(3,875,418)
Financial income (expenses)	(809,017)	(788,190)	(2,325,337)	(2,375,971)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Financial income
Monetary correction and exchange differences on third-party debt discount	1,151,301	212,274	4,100,063	631,308
Monetary correction and exchange differences on related-party debt discount	8,133,275	798,321
Interest on and monetary correction to other assets (i)	114,821	1,033,153	179,455	1,903,985
Income from cash investments	47,137	144,533	95,202	209,446
Interest and foreign exchange differences on intragroup loans	2,955,050	806,688
Exchange differences on translating foreign cash investments	238,105	(49,049)	483,303	(49,491)
Other income	9,272	109,203	18,969	134,520
Total	12,648,961	3,055,123	4,876,992	2,829,768

Financial expenses and other charges
a) Borrowing and financing costs
Amortization of third-party debt discount	(538,612)	(319,852)	(1,299,453)	(713,664)
Amortization of related-party debt discount	(1,071,673)	(374,581)
Monetary correction to and exchange losses on third-party	(3,633,913)	(639,884)	(8,351,377)	(1,149,498)
Interest on borrowings from third parties	(895,852)	(663,644)	(1,202,558)	(972,830)
Interest on debentures	(83,275)	(161,966)	(402,507)	(252,276)
Interest and foreign exchange differences on intragroup loans	(7,957,596)	(712,310)
Subtotal:	(14,180,921)	(2,872,237)	(11,255,895)	(3,088,268)
b) Other charges
Interest on leases	(62,796)	(55,055)	(721,336)	(710,147)
Gain (loss) on cash investments classified as held for sale	420,410	161,151	232,751	12,585
Tax on transactions and bank fees	(80,104)	(108,169)	(232,639)	(257,560)
Interest on, monetary correction of, and foreign exchange differences on other liabilities (ii)	(1,289,649)	(515,647)	(4,044,035)	(1,654,054)
Monetary correction of (provisions)/reversals	(221,646)	(209,990)	(446,550)	(721,527)
Interest on taxes in installments - tax financing program	(3,119)	(7,495)	(5,715)	(12,986)
Derivative transactions	(127,581)	55,025	(127,581)	55,025
Other expenses (iii)	(98,622)	(199,884)	(203,910)	(404,218)
Subtotal:	(1,463,107)	(880,064)	(5,549,015)	(3,692,882)
Total	(15,644,028)	(3,752,301)	(16,804,910)	(6,781,150)
Financial income (expenses)	(2,995,067)	(697,178)	(11,927,918)	(3,951,382)

(i)	In 2019, refers to the accounting recognition amounting to R$891 million in the Company and R$1,549 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March and September 2019 (Note 11).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(ii)	This line item includes interest related to the present value adjustment associated with the liabilities of onerous contracts and trade payables subject to the Judicial Reorganization, and related exchange differences and monetary correction.

(iii)	Represented mainly by financial banking fees and commissions.

7.                  INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Income tax and social contribution
Current taxes	680	2,513	736	(84,966)
Deferred taxes (Note 10)				(123,644)
Total	680	2,513	736	(208,610)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Pre-tax loss	(2,639,064)	(5,749,402)	(2,580,274)	(5,574,895)
Income tax and social contribution
Income tax and social contribution on taxed income	897,282	1,954,797	877,293	1,895,464
Equity in investees	(608,381)	(625,851)	488	(82)
Tax incentives (basically, operating profit)			3	841
Permanent deductions (add-backs)	397,252	369,186	(23,804)	346,377
Allowance for impairment losses on deferred tax assets	(685,473)	(1,695,619)	(777,486)	(2,261,788)
Tax effects of deferred tax assets of foreign subsidiaries			(75,758)	(189,422)
Income tax and social contribution effect on profit or loss	680	2,513	736	(208,610)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Income tax and social contribution
Current taxes	680	797	10,374	(90,183)
Deferred taxes (Note 10)	12,085		23,814	(200,166)
Total	12,765	797	34,188	(290,349)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Pre-tax loss	(12,340,598)	(6,738,328)	(12,360,916)	(6,523,638)
Income tax and social contribution
Income tax and social contribution on taxed income	4,195,803	2,291,032	4,202,711	2,218,037
Equity in investees	(3,079,723)	(1,261,186)	10,942	(520)
Tax incentives (basically, operating profit) (i)		37	37	949
Permanent deductions (add-backs) (ii)	2,645,454	(264,148)	999,808	(494,816)
Allowance for impairment losses on deferred tax assets (iii)	(3,748,769)	(764,938)	(4,531,250)	(1,757,417)
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(648,060)	(256,582)
Income tax and social contribution effect on profit or loss	12,765	797	34,188	(290,349)

(i)	Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)	The tax effects from permanent add-backs are represented mainly by the effects of the foreign exchange differences on fair value adjustments to the restructured liabilities included in the JRP.

(iii)	Recognition of the realizable value of deferred tax assets (Note 10).

(iv)	Effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

8.                  CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended September 30, 2020 and December 31, 2019 are measured at their fair values.

(a)	Cash and cash equivalents

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Cash and banks	418,295	152,465	1,016,505	575,863
Cash equivalents	2,081,718	797,502	4,446,605	1,506,082
Total	2,500,013	949,967	5,463,110	2,081,945

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Repurchase agreements (i)	1,891,703	619,892	3,971,364	1,192,708
Private securities (ii)	54,573	84,467	163,210	134,818
Certificated of Bank Deposit (CDB)	132,613	90,427	306,838	173,854
Time deposits			1,529	1,096
Other	2,829	2,716	3,664	3,606
Cash equivalents	2,081,718	797,502	4,446,605	1,506,082

(b)	Short- and long-term cash investments

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Private securities (iii)	170,036	167,084	198,154	196,203
Government securities	16,964	15,612	24,238	21,589
Total	187,000	182,696	222,392	217,792
Current	183,566	177,869	190,839	183,850
Non-current	3,434	4,827	31,553	33,942

(i)	Represented, mainly, by exclusive investment funds, most the portfolio of which consists of government securities with yields pegged to SELIC (Central Bank’s policy rate). The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

(ii)	Represented mainly by highly liquid treasury financial bills of private banks pegged to CDI.

(iii)	Represented mainly by investments whose yields are pegged to SELIC and CDB rates.

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

9.                  ACCOUNTS RECEIVABLE

	COMPANY1		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Billed services	1,924,243	1,348,859	5,894,468	5,910,643
Unbilled services	362,481	401,008	875,782	842,726
Handheld devices, accessories, and other assets	89,265	95,354	443,179	354,928
Subtotal	2,375,989	1,845,221	7,213,429	7,108,297
Expected losses on trade receivables	(440,852)	(461,957)	(870,491)	(773,771)
Total	1,935,137	1,383,264	6,342,938	6,334,526

1 These amounts include the related-party balances, as shown in Note 30.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Current	2,180,655	1,617,990	5,427,458	5,118,874
Past-due up to 60 days	98,338	114,255	452,168	527,459
Past-due from 61 to 90 days	9,282	17,282	73,357	104,694
Past-due from 91 to 120 days	9,878	12,066	66,891	99,299
Past-due from 121 to 150 days	9,423	12,004	78,565	83,083
Over 150 days past-due	68,413	71,624	1,114,990	1,174,888
Total	2,375,989	1,845,221	7,213,429	7,108,297

The movements in the expected credit losses on trade receivables are as follows:

	COMPANY	CONSOLIDATED
Balance at Jan 1,2019	(461,957)	(773,771)
Expected losses on trade receivables	(19,610)	(332,890)
Trade receivables written off as uncollectible	40,715	236,170
Balance at Sep 30, 2020	(440,852)	(870,491)

10.               CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	39,522	13,215	257,813	209,513
Recoverable social contribution (CSLL) (i)	1,208	3	78,968	81,215
IRRF/CSLL - withholding income taxes (ii)	27,004	61,506	109,509	251,998
Total current	67,734	74,724	446,290	542,726

Deferred recoverable taxes
Income tax and social contribution on temporary differences1			122,989	99,175
Total non-current			122,989	99,175

1 See movements table below.

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Current taxes payable
Income tax payable			14,436	54,358
Social contribution payable			1,452	12,296
Total current			15,888	66,654

Deferred taxes payable
Income tax and social contribution on temporary differences1		12,085
Total non-current		12,085

1 See movements table below.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(i)	Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)	Withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the periods, and social contribution withheld at source on services provided to government agencies.

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2019	Recognized in deferred tax benefit/ expenses	Balance at 09/30/2020
Deferred tax assets arising on:
Temporary differences
Provisions	340,441	88,788	429,229
Provisions for suspended taxes	121,805	2,872	124,677
Provisions for pension funds	(13,257)	120	(13,137)
Expected losses on trade receivables	174,311	(9,023)	165,288
Profit sharing	17,153	(9,819)	7,334
Foreign exchange differences	943,055	3,141,077	4,084,132
Merged goodwill (i)	1,411,748	(209,424)	1,202,324
Onerous obligation	430,764	152,015	582,779
Leases	9,808	3,604	13,412
Other temporary add-backs and deductions	220,519	1,375	221,894
Deferred taxes on temporary differences	3,656,347	3,161,585	6,817,932
CSLL tax loss carryforwards	4,437,246	486,288	4,923,534
Total deferred tax assets	8,093,593	3,647,873	11,741,466
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(1,178,218)	112,981	(1,065,237)
Allowance for impairment loss (iii)	(6,927,460)	(3,748,769)	(10,676,229)
Total deferred tax assets (liabilities)	(12,085)	12,085

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Consolidated
	Balance at 12/31/2019	Recognized in deferred tax benefit/ expenses	Balance at 09/30/2020
Deferred tax assets arising on:
Temporary differences
Provisions	1,175,247	8,812	1,184,059
Provisions for suspended taxes	164,554	4,439	168,993
Provisions for pension funds	(14,105)	120	(13,985)
Expected losses on trade receivables	432,420	(1,232)	431,188
Profit sharing	81,319	(26,433)	54,886
Foreign exchange differences	1,736,933	2,360,719	4,097,652
Merged goodwill (i)	1,411,749	(209,425)	1,202,324
Onerous obligation	1,977,824	680,681	2,658,505
Leases	92,374	82,961	175,335
Other temporary add-backs and deductions	860,878	97,000	957,878
Deferred taxes on temporary differences	7,919,193	2,997,642	10,916,835
CSLL tax loss carryforwards	14,762,087	1,440,173	16,202,260
Total deferred tax assets	22,681,280	4,437,815	27,119,095
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,297,344)	117,249	(2,180,095)
Allowance for impairment loss (iii)	(20,284,761)	(4,531,250)	(24,816,011)
Total deferred tax assets (liabilities)	99,175	23,814	122,989

(i)	Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)	Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)	The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recoverable amount.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$37,041,661 and R$14,432,380, and corresponds to R$12,594,165 and R$3,608,095 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

11.               OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Recoverable State VAT (ICMS) (i)	221,144	254,684	1,186,228	1,301,684
PIS and COFINS (ii)	1,244,767	1,463,569	2,359,424	2,736,009
Other	66	54	95,585	47,257
Total	1,465,977	1,718,307	3,641,237	4,084,950
Current	841,250	485,428	1,920,733	1,089,391
Non-current	624,727	1,232,879	1,720,504	2,995,559

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
State VAT (ICMS)	126,640	141,147	543,507	526,618
ICMS Convention No. 69/1998	47,349	46,681	202,142	220,467
PIS and COFINS (iii)	353,147	311,597	757,349	574,063
FUST/FUNTTEL/broadcasting fees (iv)	206,003	204,219	674,782	669,193
Telecom Inspection Fund (FISTEL) fee (v)	736		540,140
Other (vi)	7,942	7,338	168,749	120,460
Total	741,817	710,982	2,886,669	2,110,801
Current	194,573	172,674	1,511,375	886,763
Non-current	547,244	538,308	1,375,294	1,224,038

(i)       Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)     The Company and its subsidiaries filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

These credits were cleared for offset by the Federal Revenue Service between May and October 2019 so that the Company has been using them to pay federal taxes due since June 2019. The total amount of the credit was approximately R$3 billion, added to the three lawsuits.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(iii)   Represented primarily by the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

(iv)    The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v)      The Company and its subsidiaries, Telemar and Oi Móvel, together with other industry companies, filed a lawsuit aiming at removing the obligation to pay the Installation Inspection Fee (TFI) and the Operation Fee (TFF). The court awarded a sentence rejecting the claims, which led o the filing of an appeal, which is still awaiting judgment. As the 2020 TFF payment deadline is about to expire and the appeal is pending judgment, the companies filed request for an early appeal, granted on March 18, 2020, to suspend the payment of the 2020 TFF until the appeal is judged.

(vi)    Represented primarily by inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.               JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote. The Company recognizes in current assets that amount it expects to withdraw from escrow deposits or the amount of escrow deposits it expects to offset against provisions in the coming twelve months.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Civil	2,762,726	3,201,414	4,659,821	5,027,848
Tax	773,469	771,995	1,983,007	2,301,986
Labor	381,074	337,741	981,847	883,125
Subtotal:	3,917,269	4,311,150	7,624,675	8,212,959
Estimated loss	(28,529)	(20,920)	(59,534)	(47,112)
Total	3,888,740	4,290,230	7,565,141	8,165,847
Current	1,077,722	1,198,219	1,271,558	1,514,464
Non-current	2,811,018	3,092,011	6,293,583	6,651,383

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

13.               PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Costs incurred on the performance of a contract (IFRS 15) (i)	194,797	236,319	1,037,330	1,016,337
Telecom Inspection Fund (FISTEL) fee	186		170,105
Advertising and publicity	814	814	38,126	55,695
Insurance	13,973	10,868	45,288	25,807
Bank guarantee	7,262	6,888	23,776	31,297
Other	23,364	6,437	145,111	124,944
Total	240,396	261,326	1,459,736	1,254,080
Current	161,017	155,513	895,802	670,344
Non-current	79,379	105,813	563,934	583,736

(i) Represented by commissions costs incurred in the compliance with agreements. The movements in the period are as follows:

	COMPANY	CONSOLIDATED
Balance at Jan 1, 2020	236,319	1,016,337
Incurred costs	74,271	597,308
Allocation to profit or loss	(115,793)	(576,315)
Balance at Sep 30, 2020	194,797	1,037,330

14.               OTHER TAXES

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Sureties from related parties	59,438	56,754
Claims receivable – Sistel (i)	101,309		483,205
Advances to and amounts recoverable from suppliers	80,898	124,760	419,215	767,900
Amounts receivable from the sale of property, plant and equipment items	81,527	81,998	301,862	302,947
Amounts receivable	17,910	9,589	141,055	53,406
Advances to employees	12,118	17,178	62,458	79,830
Other	38,546	45,895	99,324	85,739
Total	391,746	336,174	1,507,119	1,289,822
Current	310,732	303,509	859,722	852,155
Non-current	81,014	32,665	647,397	437,667

(i) The receivables from Fundação Sistel arise from the Company’s interest in the distribution of the PBS-A plan’s surplus, duly approved by the National Pension Plan Authority (PREVIC). As at September 30, 2020, the Company had claim to twenty-six (26) installments receivable adjustable according to the Plan’s profitability.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

15.               INVESTMENTS

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Investment in subsidiaries	9,309,558	14,483,150
Joint arrangements			26,260	28,632
Investments in associates			51,674	48,578
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	15,506	24,679
Total	9,323,630	14,497,222	125,316	133,765

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2019	14,497,222	133,765
Equity in investees (*)	(6,556,840)	675
Advance for future capital increase in subsidiary	1,223,625
Capital increase in subsidiaries	179,632
Reclassification from/to held-for-sale investments (**)	(16,656)
Dividends	(3,401)
Other	48	(9,124)
Balance at Sep 30, 2020	9,323,630	125,316

(*) Breakdown shown below.

(**) Reclassification of PT Participações held-for-sale assets and investment assets, considering that a portion are direct and indirect investments of PT Participações are operating investments and another portion are non-operating investments, respectively.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			09/30/2020
			In thousands of shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the period	Common	Preferred	Total capital	Voting capital
Telemar	9,232,655	(7,166,215)	154,032,213	189,400,783	100	100
Rio Alto	3,913	24	215,538,129	215,538,129	100	100
Oi Holanda	(2,193,526)	(699,996)	100		100	100
Oi Serviços Financeiros	2,905	2,904	799		100	100
PTIF	(4,242,651)	(1,323,232)	0.042		100	100
CVTEL	(2,301)	(267)	18		100	100
Carrigans	155		0.100		100	100
Serede	(278,200)	38,619	24,431,651		17.51	17.51
PT Participações (*)	342,613	113,376	1,000,000		100	100

(*) The interest in the equity and the share of results of PT Participações are represented by: (i) investments of R$106,852 and share of profits of R$123,504, classified in investments; and (ii) investments of R$235,766 and share of losses of R$10,128, classified in investments held-for-sale assets.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Equity in investees		Investment value		Provision for negative shareholders’ equity
Subsidiaries	09/30/2020	09/30/2019	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Telemar	(7,166,215)	(2,939,228)	9,232,655	14,521,304
Rio Alto	24	143	3,913	4,004
Oi Holanda	(699,996)	(160,144)			2,193,526	1,493,529
Oi Serviços Financeiros	2,904	3,246	2,905	3,287
PTIF	(1,323,232)	(349,700)			4,242,651	2,919,419
CVTEL	(267)	(282)			2,301	1,325
Carrigans			155	107
Serede	6,762	(36,074)			48,712	55,476
PT Participações	113,376	(221,969)	342,613	3,421,062
Unrealized profits or losses with investees	8,634	(5,363)	(36,917)	(45,552)
Share of results of investees (Note 5)	(9,058,010)	(3,709,371)
Reclassification of equity in investees to held-for-sale assets	10,128	221,969	(235,766)	(3,421,062)
Reclassification of equity in investees to the provision for equity deficiency (i)	2,016,733	569,410
Investees’ share of other comprehensive income	474,309	3,504
Total	(6,556,840)	(2,914,488)	9,309,558	14,483,150	6,487,190	4,469,749

(i)	In 2020, the Company sold the entire stake it held in PT Ventures (Note 31 (a)) and the proceeds from this sale were transferred to the Company by means of a capital reduction of its subsidiary PT Participações, amounting to R$3,663,391. The investments held in PT Ventures were classified as held-for-sale assets in the balance sheet.

(ii)	Represented by the share of results of subsidiaries Oi Holanda, PTIF, CVTEL, and Serede.

Summarized financial information

	09/30/2020
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	32,057,073	22,824,418	3,835,387
Oi Holanda (1)	2,121,542	4,315,068
PTIF (1)	1,601,118	5,843,769
Rio Alto	5,381	1,468
Oi Serviços Financeiros	14,656	11,751	294
CVTEL		2,301
PT Participações	898,547	555,934	160,954
Serede	1,331,294	1,609,494	1,710,619

(1) Amounts adjusted for consolidation and equity accounting purposes.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	12/31/2019		09/30/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	32,057,073	22,824,418	4,563,209
Oi Holanda (1)	1,090,870	2,584,399
PTIF (1)	832,548	3,751,967
Rio Alto	5,332	1,328
Oi Serviços Financeiros	21,372	18,085	390
CVTEL	9	1,334
Serede	1,362,990	1,679,809	1,918,646
PT Participações	4,597,579	1,176,517

(1) Amounts adjusted for consolidation and equity accounting purposes.

16.               PROPERTY, PLANT AND EQUIPMENT

	COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2019	92,241	6,308,419	25,260,963	6,843,588	1,796,985	709,740	2,297,906	43,309,842
Contractual changes						23,338		23,338
Additions	631,924		16,987	56,849		99,251	2,448	807,459
Write-offs	(6,041)	(35)	(185,132)	(19,433)	(17,368)	(30,128)	(1,731)	(259,868)
Transfers	(597,007)	1,103	318,109	251,671	4,092		22,032
Balance at Sep 30, 2020	121,117	6,309,487	25,410,927	7,132,675	1,783,709	802,201	2,320,655	43,880,771
Accumulated depreciation
Balance at Dec 31, 2019		(6,224,607)	(21,836,073)	(4,786,367)	(1,513,000)	(50,609)	(1,778,675)	(36,189,331)
Depreciation expenses		(19,964)	(389,963)	(326,098)	(18,867)	(55,954)	(30,893)	(841,739)
Write-offs		35	176,814	7,487	17,043	3,096	(9,064)	195,411
Transfers		407	7,986	438			(8,831)
Balance at Sep 30, 2020		(6,244,129)	(22,041,236)	(5,104,540)	(1,514,824)	(103,467)	(1,827,463)	(36,835,659)
PP&E, net
Balance at Dec 31, 2019	92,241	83,812	3,424,890	2,057,221	283,985	659,131	519,231	7,120,511
Balance at Sep 30, 2020	121,117	65,358	3,369,691	2,028,135	268,885	698,734	493,192	7,045,112
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%
(1)	Transmission and other equipment include transmission and data communication equipment.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2019	2,158,327	20,213,536	67,333,635	31,993,328	4,236,477	8,835,501	6,806,796	141,577,600
Contractual changes						734,956		734,956
Additions	5,568,016	53	147,424	156,133	775	1,302,350	22,849	7,197,600
Write-offs (i)	(76,365)	(35)	(272,218)	(205,575)	(17,368)	(1,061,851)	(4,325)	(1,637,737)
Transfers	(5,255,699)	51,586	4,045,640	1,065,848	19,425		73,200
Transfer to held-for-sale assets				50,351			(161)	50,190
Balance at Sep 30, 2020	2,394,279	20,265,140	71,254,481	33,060,085	4,239,309	9,810,956	6,898,359	147,922,609
Accumulated depreciation
Balance at Dec 31, 2019		(19,211,934)	(50,355,582)	(23,495,796)	(2,726,033)	(929,910)	(5,947,511)	(102,666,766)
Depreciation expenses		(204,100)	(2,120,543)	(1,089,841)	(67,500)	(784,309)	(168,893)	(4,435,186)
Write-offs		35	259,500	168,354	17,043	169,515	(6,716)	607,731
Transfers		50,327	(41,937)	280	(1,808)		(6,862)
Transfer to held-for-sale assets				(15,936)			145	(15,791)
Balance at Sep 30, 2020		(19,365,672)	(52,258,562)	(24,432,939)	(2,778,298)	(1,544,704)	(6,129,837)	(106,510,012)
PP&E, net
Balance at Dec 31, 2019	2,158,327	1,001,602	16,978,053	8,497,532	1,510,444	7,905,591	859,285	38,910,834
Balance at Sep 30, 2020	2,394,279	899,468	18,995,919	8,627,146	1,461,011	8,266,252	768,522	41,412,597
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%
(1)	Transmission and other equipment include transmission and data communication equipment.

(i) Refers basically to the impacts arising from the divestments of providers infrastructure services involving the management of Towers.

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Concessionaires that are indispensable for the provision of the Switched Fixed-line Telephony Services (“STFC”) provided for in said agreements are considered returnable assets.

As at September 30, 2020, the residual balance of the Company’s returnable assets is R$2,989,709 (R$3,040,263 at December 31, 2019) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$9,077,914 (R$9,048,877 at December 31, 2019).

In the period ended September 30, 2020, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 7% per year.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Movements in the rights of use - leases

	COMPANY
	Towers	Physical space	Vehicles	Properties	Total
Lease cost (gross amount)
Balance at Dec 31, 2019	644,082	39,302	24,806	1,550	709,740
Contractual changes	23,516	123	1	(302)	23,338
Additions	33,197	62,821	3,173	60	99,251
Write-offs	(25,453)	(2,721)	(1,952)	(2)	(30,128)
Balance at Sep 30, 2020	675,342	99,525	26,028	1,306	802,201
Accumulated depreciation
Balance at Dec 31, 2019	(41,441)	(5,814)	(3,143)	(211)	(50,609)
Depreciation expenses	(36,653)	(11,760)	(7,407)	(134)	(55,954)
Write-offs	2,249	517	330		3,096
Balance at Sep 30, 2020	(75,845)	(17,057)	(10,220)	(345)	(103,467)
Right of use, net
Balance at Dec 31, 2019	602,641	33,488	21,663	1,339	659,131
Balance at Sep 30, 2020	599,497	82,468	15,808	961	698,734

	CONSOLIDATED
	Towers	Physical space	Stores	Vehicles	Properties	Power distributed	Total
Lease cost (gross amount)
Balance at Dec 31, 2019	7,883,920	475,054	129,014	259,266	88,247		8,835,501
Contractual changes	687,435	7,428	11,048	16,868	12,177		734,956
Additions	871,886	364,164	3,047	47,740	1,582	13,931	1,302,350
Write-offs	(794,571)	(216,032)	(2,523)	(35,604)	(13,121)		(1,061,851)
Balance at Sep 30, 2020	8,648,670	630,614	140,586	288,270	88,885	13,931	9,810,956
Accumulated depreciation
Balance at Dec 31, 2019	(724,263)	(88,929)	(29,876)	(67,759)	(19,083)		(929,910)
Depreciation expenses	(581,002)	(87,288)	(24,216)	(77,852)	(13,478)	(473)	(784,309)
Write-offs	100,938	45,000	684	20,350	2,543		169,515
Balance at Sep 30, 2020	(1,204,327)	(131,217)	(53,408)	(125,261)	(30,018)	(473)	(1,544,704)
Right of use, net
Balance at Dec 31, 2019	7,159,657	386,125	99,138	191,507	69,164		7,905,591
Balance at Sep 30, 2020	7,444,343	499,397	87,178	163,009	58,867	13,458	8,266,252

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

17.               INTANGIBLE ASSETS

	COMPANY
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at Dec 31, 2019	12,489	2,596,764	14,477,394	474,962	17,561,609
Additions	104			30	134
Balance at Sep 30, 2020	12,593	2,596,764	14,477,394	474,992	17,561,743
Accumulated amortization
Balance at Dec 31, 2019		(2,544,197)	(12,251,607)	(461,434)	(15,257,238)
Amortization expenses		(14,433)	(278,470)	(1,540)	(294,443)
Balance at Sep 30, 2020		(2,558,630)	(12,530,077)	(462,974)	(15,551,681)
Intangible assets, net
Balance at Dec 31, 2019	12,489	52,567	2,225,787	13,528	2,304,371
Balance at Sep 30, 2020	12,593	38,134	1,947,317	12,018	2,010,062
Annual amortization rate (average)		20%	20%	23%

	CONSOLIDATED
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at Dec 31, 2019	12,364	9,400,583	18,602,742	1,922,834	29,938,523
Additions	223,447	1,255		6,753	231,455
Write-offs		(34,948)			(34,948)
Transfers	(198,965)	197,973		992
Balance at Sep 30, 2020	36,846	9,564,863	18,602,742	1,930,579	30,135,030
Accumulated amortization
Balance at Dec 31, 2019		(8,498,327)	(15,635,036)	(1,807,295)	(25,940,658)
Amortization expenses		(246,456)	(388,943)	(55,875)	(691,274)
Write-offs		7,357			7,357
Balance at Sep 30, 2020		(8,737,426)	(16,023,979)	(1,863,170)	(26,624,575)
Intangible assets, net
Balance at Dec 31, 2019	12,364	902,256	2,967,706	115,539	3,997,865
Balance at Sep 30, 2020	36,846	827,437	2,578,763	67,409	3,510,455
Annual amortization rate (average)		20%	20%	23%

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

18.               TRADE PAYABLES

	COMPANY1		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
ANATEL (*)	2,393,743	2,340,556	7,744,168	7,572,101
Services	563,831	734,669	2,769,226	3,423,011
Infrastructure, network and plant maintenance materials	470,661	500,272	2,462,006	2,607,888
Rental of polls and rights-of-way	85,821	79,102	151,138	118,966
Other	24,451	24,656	346,630	289,508
Adjustment to present value (**)	(1,629,317)	(1,718,802)	(4,846,334)	(5,124,107)
Total	1,909,190	1,960,453	8,626,834	8,887,367
Current	910,302	1,025,052	4,684,086	5,593,940
Non-current	998,888	935,401	3,942,748	3,293,427

Trade payables subject to the Judicial Reorganization	1,089,135	1,172,006	4,524,953	4,093,058
Trade payables not subject to the Judicial Reorganization	820,055	788,447	4,101,881	4,794,309
Total	1,909,190	1,960,453	8,626,834	8,887,367

1 These amounts include the related-party balances, as shown in Note 30.

(*) Prepetition claims of the Regulatory Agency managed by the Federal Attorney General’s Office (AGU) to be settled as set forth in the JRP.

(**) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 16.4% per year to 17.2% per year considering the maturities of each liability (ANATEL and other payables).

19.               DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Liabilities
Non-deliverable Forward (NDF) contracts		1,152		1,152
Total		1,152		1,152
Current		1,152		1,152

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

20.               BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019	Contractual maturity
					Principal	Interest
Foreign currency Senior Notes	9,494,865	6,980,817	9,494,865	6,980,817	Jul 2025	Semiannual
Debentures
Public	4,648,511	4,565,236	7,240,445	7,110,737	Aug 2023 to Feb 2035	Semiannual
Private			3,774,987		Jan 2022	Monthly
Financial institutions
Local currency
BNDES	1,069,519	1,009,982	4,179,814	3,947,137	Mar 2024 to Feb 2033	Monthly
Other	603,151	599,115	2,096,882	2,071,209	Oct 2020 to Feb 2035	Monthly and semiannual
Foreign currency	1,359,582	957,642	9,540,446	6,725,591	Aug 2023 to Feb 2035	Semiannual
Foreign currency multilateral financing	531,101	360,161	531,101	360,161	Aug 2024 to Feb 2030	Semiannual
Default payment
Local currency	151,989	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,532,211	1,086,900	6,095,862	4,239,168	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 30)	27,046,363	19,088,767
Subtotal	46,437,292	34,800,609	43,161,437	31,641,855
Incurred debt issuance cost	(11,645)	(12,307)	(30,818)	(13,911)
Debt discount (*)	(31,201,798)	(23,379,735)	(16,201,806)	(13,401,195)
Total	15,223,849	11,408,567	26,928,813	18,226,749
Current	174,754	319,569	194,891	326,388
Non-current	15,049,095	11,088,998	26,733,922	17,900,361

(*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Financial institutions	11,350	11,996	12,888	13,306
Debentures	295	311	17,930	605
Total	11,645	12,307	30,818	13,911
Current	1,386	1,404	14,402	1,404
Non-current	10,259	10,903	16,416	12,507

Debt breakdown by currency

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Euro	1,032,837	514,837	572,960	311,309
US dollar (*)	10,176,059	7,168,741	17,038,086	9,209,982
Brazilian reais	4,014,953	3,724,989	9,317,767	8,705,458
Total	15,223,849	11,408,567	26,928,813	18,226,749

(*) Considers Oi Móvel’s First Issue Private Debenture. Even though this is a local debt, denominated in Brazilian reais, it is compounded on a daily basis based on the US dollar foreign exchange rate.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Debt breakdown by index

	Index/rate	COMPANY		CONSOLIDATED
		09/30/2020	12/31/2019	09/30/2020	12/31/2019
Fixed rate	1.75% p.a. – 13.61% p.a.	9,522,139	6,830,365	16,764,885	9,078,998
CDI	80% of CDI	2,860,805	2,645,959	5,076,883	4,694,687
TJLP	2.95% p.a. + TJLP	1,069,245	1,009,691	4,178,715	3,945,972
TR	0% p.a.	21,128	16,637	28,780	22,662
Other	0% p.a.	1,750,532	905,915	879,550	484,430
Total		15,223,849	11,408,567	26,928,813	18,226,749

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs		Debt discount
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	09/30/2020
2021	120	404	429	3,721	1,053,006	1,129,350
2022	220	3,772,978	1,709	2,926	1,053,006	1,129,350
2023	131,068	377,218	1,711	1,846	1,051,659	1,126,979
2024	323,618	916,811	1,711	1,846	1,055,026	1,132,906
2025 and thereafter	45,806,126	37,884,733	4,699	6,077	26,989,101	11,683,221
Total	46,261,152	42,952,144	10,259	16,416	31,201,798	16,201,806

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities. The private debentures issued by Oi Móvel are collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel, in addition to pledging its radiofrequency use rights, in the pledge of the right of use of radiofrequencies, which will only be realized in the event of default. The Company and its subsidiary Telemar guarantee this instrument. The total amount of the guarantees is R$6,885,282.

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios. The Company is monitoring these conditions on a quarterly basis. For the period ended September 30, 2020, as a result of the continuing depreciation of the Brazilian real in the quarter due to the COVID-19 pandemic impacts worldwide, the Company continues to be noncompliant with some of these ratios, namely: Gross Debt-to-EBITDA and [EBITDA - (Income Tax + social contribution)]/[Amortization + (Financial Expenses – Financial Income) – Cash and Cash Equivalents at the End of Last Year]. At the end of the third quarter, the Company also obtained a waiver letter for the third quarter of 2020 from its creditors.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

In line with the provisions of the Plan, as amended, BNDES (Brazilian development bank) agrees that, as of the Court Ratification of the Amendment to the JRP (October 8, 2020) and until the first of the financial settlement of the disposal of the UPI Mobile Assets or by May 30, 2022, the obligation to comply with the financial ratios set forth in the agreement will be temporarily stayed by BNDES and, therefore, during such period, its noncompliance will not cause, among other contractually prescribed consequences, the accelerated maturity of the outstanding balance of the Company’s debt.

Changes in borrowings and financing

	12/31/2019	Borrowing	Interest, inflation adjustment, and exchange differences	Amortization of debt discount	Principal and interest payment	Tax and other payments	Transfers and other	09/30/2020
Borrowings and financing	31,641,855	2,499,999	9,984,092		(800,751)	(137,851)	(25,907)	43,161,437
Debt discount	(13,401,195)		(4,100,064)	1,299,453				(16,201,806)
Debt issuance costs	(13,911)						(16,907)	(30,818)
Total borrowings and financing	18,226,749	2,499,999	5,884,028	1,299,453	(800,751)	(137,851)	(42,814)	26,928,813

The Company made the interest payments of the Qualified Bonds in February and August 2020.

In February 2020, the private collateralized, simple, nonconvertible debentures, with additional trust security issued by the Company and Telemar issued by Oi Móvel, in the aggregate amount of R$2,500 million, were subscribed. This debenture issue is capitalized daily using the fluctuation of US dollar (USD) and an interest rate of 12.66% p.a. that are compounded to principal up to January 2021 and, from then on, payment of interest at the rate of 13.61% p.a. This issue matures in January 2022 if the aggregate amount of R$5 billion is obtained with divestments up to July 2020. As regards the possible monthly repayment from August 2020 to January 2022, this no longer applicable since the minimum amount of R$5 billion was reached in July 2020.

21.	ASSIGNMENT OF RECEIVABLES - SISTEL

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Assignment of receivables - SISTEL	89,414		426,228
Total	89,414		426,228
Current	41,268		196,720
Non-current	48,146		229,508

This assignment of receivables results from the advance of cash flows of claims receivable from Fundação Sistel arising from the Company’s interest in the distribution of the PBS-A plan’s surplus, duly approved by the National Pension Plan Authority (PREVIC) (Note 14). On August 14, 2020, the Company received R$459,014, of which iR$362,722 are recognized at subsidiary Telemar, related to the early settlement of 28 monthly, successive installments, corresponding to the period August 2020-November de 2022, discounted at the rate of 11.35% per year.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

22.               LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Personal Mobile Services (SMP)			44,502	58,582
STFC concessions	13,687		33,356
Total	13,687		77,858	58,582
Current	13,687		77,858	58,582

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

23.               LEASES PAYABLE

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Towers	602,228	597,963	7,822,196	7,373,373
Physical space	86,647	34,968	523,023	403,485
Stores			93,949	103,792
Properties	1,058	1,403	63,624	72,719
Vehicles	16,626	22,025	170,793	196,657
Power distributed			13,749
Total	706,559	656,359	8,687,334	8,150,026
Current	132,764	114,652	1,670,642	1,510,097
Non-current	573,795	541,707	7,016,692	6,639,929

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2019	656,359	8,150,026
New contracts	99,251	1,302,350
Cancellations	(28,176)	(943,463)
Interest	63,938	774,192
Payments	(108,150)	(1,330,727)
Contractual changes	23,337	734,956
Balance at Sep 30, 2020	706,559	8,687,334

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2021	48,072	476,604
2022	135,688	1,654,356
2023	124,309	1,512,468
2024	121,716	1,429,007
2025 to 2029	404,120	5,440,320
2030 and thereafter	365,365	3,808,149
Total	1,199,270	14,320,904
Interest	(625,475)	(7,304,212)
Non-current	573,795	7,016,692

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The present value of leases payable was calculated based on a projection of future fixed payments, which do not take into consideration the projected inflation, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a leased not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at September 30, 2020, these leases were recognized in profit or loss and total R$423 (R$817 at September 30, 2019) in the Company and R$23,545 (R$45,786 at September 30, 2019) on a consolidated basis. Additionally, the Company also recognized in profit or loss the amount R$672 (September 30, 2019 at R$99) in the Company and R$11,049 (R$6,947 at September 30, 2019) on a consolidated basis, related to variable lease payments.

Supplemental information

In compliance with Circular/CVM/SNC/SEP/No. 02/2019, of December 18, 2019 and Circular SNC/SEP01/20, of February 5, 2020, the table below shows required supplemental information:

COMPANY
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	5,284	12,714	1,334
2024 to 2030	12.27%	3,942	15,770	15,770	14,511	29,123	157
2031 to 2034	12.58%	36,302	97,033	97,033	97,033	324,136	190,232
2035 onwards	12.75%	2,544	10,171	10,172	10,172	50,861	174,976
Total		48,072	135,688	124,309	121,716	404,120	365,365
Projected inflation¹		3.83%	4.39%	4.70%	4.60%	4.03%	3.77%
CONSOLIDATED
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	73,079	193,562	51,674
2024 to 2030	12.27%	207,398	829,593	829,593	797,806	2,796,129	13,502
2031 to 2034	12.58%	135,606	389,113	389,113	389,113	1,433,752	793,012
2035 onwards	12.75%	60,521	242,088	242,088	242,088	1,210,439	3,001,635
Total		476,604	1,654,356	1,512,468	1,429,007	5,440,320	3,808,149
Projected inflation¹		3.83%	4.39%	4.70%	4.60%	4.03%	3.77%

¹Source: Anbima

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

24.               TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Law 11941/09 and Law 12865/2013 tax financing program	233,863	263,257	378,895	417,076
PERT (Law 13496/2017)	427	427	427	427
Total	234,290	263,684	379,322	417,503
Current	57,699	54,894	96,537	86,721
Non-current	176,591	208,790	282,785	330,782

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	09/30/2020				12/31/2019
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	2,650		131,004	133,654	153,790
Income tax	1,267		33,086	34,353	37,995
Tax on revenue (PIS)	34,543		33,420	67,963	72,027
INSS – SAT	564	299	1,726	2,589	3,039
Social contribution	532	20	10,001	10,553	11,315
Tax on banking transactions (CPMF)	18,918	2,135	28,904	49,957	50,573
PERT – Other payables - RFB	240		187	427	427
Other	8,148	4,242	67,436	79,826	88,337
Total	66,862	6,696	305,764	379,322	417,503

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2020	14,745	27,763
2021	57,273	91,711
2022	57,273	91,711
2023	57,273	91,711
2024	47,726	76,426
Total	234,290	379,322

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

25.               PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Labor
Overtime	289,121	288,819	694,322	855,722
Sundry premiums	50,433	47,617	250,900	221,743
Indemnities	63,723	65,378	226,623	299,096
Stability/reintegration	78,673	76,508	197,504	215,449
Additional post-retirement benefits	56,812	61,053	110,621	108,827
Salary differences and related effects	41,108	40,328	91,145	101,573
Lawyer/expert fees	41,594	28,287	85,424	51,193
Severance pay	8,623	8,647	32,333	38,261
Labor fines	5,476	4,624	28,522	30,399
Employment relationship	26	197	19,417	18,758
Severance Pay Fund (FGTS)	4,935	5,115	15,226	13,306
Joint liability	177	182	6,038	3,100
Other claims	41,262	37,616	86,811	93,605
Total	681,963	664,371	1,844,886	2,051,032

Tax
State VAT (ICMS)	160,200	72,286	877,478	746,481
Real Estate Tax (IPTU)	58,541	58,541	150,223	150,223
Tax on services (ISS)	7	7	71,063	69,208
INSS (joint liability, fees, and severance pay)	458	453	37,050	23,847
Other claims	16,735	14,906	84,165	61,189
Total	235,941	146,193	1,219,979	1,050,948

Civil
ANATEL	138,703	123,625	591,665	570,283
Corporate	352,350	397,946	352,350	397,946
Small claims courts	36,261	47,444	94,896	118,910
Other claims	335,728	312,448	1,104,954	1,062,561
Total	863,042	881,463	2,143,865	2,149,700

Total provisions	1,780,946	1,692,027	5,208,730	5,251,680
Current	400,066	286,604	666,724	547,996
Non-current	1,380,880	1,405,423	4,542,006	4,703,684

Pursuant to the laws applicable to labor, tax, and civil lawsuits, amounts disputed in lawsuits are adjusted for inflation on a monthly basis using the relevant adjustment indices, including General Market Price Index (IGP-M), Benchmark Rate (TR), and the Central Bank’s policy rate (SELIC).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Dec 31, 2019	664,371	146,193	881,463	1,692,027
Inflation adjustment	66,125	72,712	82,809	221,646
Additions/(reversals)	(1,097)	(39,974)	87,379	46,308
Write-offs for payment/terminations	(47,436)	57,010	(188,609)	(179,035)
Balance at Sep 30, 2020	681,963	235,941	863,042	1,780,946

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Dec 31, 2019	2,051,032	1,050,948	2,149,700	5,251,680
Inflation adjustment (i)	100,709	113,847	231,994	446,550
Additions/(reversals) (i)	(30,044)	26,488	131,626	128,070
Write-offs for payment/terminations	(276,811)	27,395	(369,455)	(618,871)
Foreign exchange differences abroad		1,301		1,301
Balance at Sep 30, 2020	1,844,886	1,219,979	2,143,865	5,208,730

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Labor	108,286	190,969	316,100	797,927
Tax	5,568,428	5,468,097	28,297,463	28,416,097
Civil	615,646	612,833	1,447,185	1,667,900
Total	6,292,360	6,271,899	30,060,748	30,881,924

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at September 30, 2020 corresponds to R$4,558,976 (R$4,541,051 at December 31, 2019) in the Company and R$12,070,164 (R$11,909,901 at December 31, 2019) on a consolidated basis. The commission charges on these contracts are based on market rates.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

26.               OTHER PAYABLES

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Onerous obligation (i)	1,714,057	1,266,954	7,819,132	5,817,130
Unearned revenues (ii)	436,887	478,284	1,755,746	1,704,420
Provisions for indemnities payable	1,031,529	640,661	1,031,529	640,661
Assignment of Sistel receivables	89,414		426,228
Advances from customers	39,271	49,763	418,885	313,163
Consignment to third parties	12,777	12,037	43,470	41,249
Provision for asset decommissioning	7,340	7,124	18,650	18,101
Other	191,891	194,382	555,574	404,455
Total	3,433,752	2,649,205	11,642,985	8,939,179
Current	463,737	438,613	1,914,690	1,405,013
Non-current	2,970,015	2,210,592	9,728,295	7,534,166

(i)	The Company and its subsidiaries are parties to a telecommunications signals transmission capacity supply agreement using submarine cables that connect North America and South America, and also hires the supply of capacity of the space segment for the provision of the DTH TV service. Since (a) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement and (b) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value.

(ii)	Amounts received a prepayment for the assignment of the commercial operation and the use of infrastructure assets that are recognized in revenue for the agreements’ effective period. Include also certification/installation rates of the service that are recognized in the revenue pursuant to the period that the services are used by the customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

27.               SHAREHOLDERS’ EQUITY

(a)	Issued capital

Subscribed and paid-in capital is R$32,538,937 (R$32,538,937 at December 31, 2019), represented by the following shares, without par value:

	Number of shares (in thousands)
	09/30/2020	12/31/2019
Total capital in shares
Common shares	5,796,478	5,796,478
Preferred shares	157,727	157,727
Total	5,954,205	5,954,205
Treasury shares
Common shares	30	30
Preferred shares	1,812	1,812
Total	1,842	1,842
Outstanding shares
Common shares	5,796,448	5,796,448
Preferred shares	155,915	155,915
Total outstanding shares	5,952,363	5,952,363

At the Company’s Annual Shareholders’ Meeting held on April 30, 2020, was shareholders approved the allocation of the loss for the year 2019, amounting to R$9,000,434, to be offset against capital reserves.

(b)	Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at September 30, 2020, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

(c)	Capital reserves

The capital reserves consist mainly of the reserves described below and according to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to the tax credit amount.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Special merger reserve - net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015.

Other capital reserves: represented mainly by: (i) R$1,933,200 arising from the capitalization of the earnings reserves in February 2015; (ii) R$3,837,009 related to the capital increase with new funds in January 2019; and R$2,462,799 related to the absorption of capital reserves, due to the delivery of treasury shares to Bratel in April 2019.

(d)	Other comprehensive income

For purposes presentation of CVM’s Empresas.Net form, were included in other comprehensive income and are stated below:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Dec 31, 2019	(91,169)	(801,073)	(141,871)	(1,034,113)
Hedge accounting gain	1,152			1,152
Actuarial gain	594,703			594,703
Exchange losses on investment abroad	54,791			54,791
Balance at Sep 30, 2020	559,477	(801,073)	(141,871)	(383,467)

(e)	Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized in share issuance cost as a contra entry to the capital increase, plus R$86,180 related to expenses incurred in the issue process.

(f)	Basic and diluted earnings (losses) per share

On January 16, 2019, the Company issued 1,530,457,356 common shares to the holders of subscription warrants. On January 21, 2019, the Company issued 91,080,933 common shares to the holders of subscription rights that requested subscriptions of the excess common shares. On January 25, 2019, 1,604,268,162 New Common Shares were subscribed and paid in. The end of the capital increase process, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase - New Funds, represented a contribution of new funds to the Company totaling R$4,000,000,000.00. This transaction had an impact on earnings per share, since the shareholders were diluted.

Additionally, earnings per share takes into account the effect of potentially dilutive shares arising from the executives’ stock option plan (Note 28).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The common and preferred shareholders have different rights in terms of dividends, voting rights, and liquidation, as prescribed by the Company’s bylaws. Accordingly, basic and diluted earnings (losses) per share were calculated based on profit (loss) for the period available to the common and preferred shareholders.

Basic

Basic earnings (losses) per share are calculated by dividing the profit attributable to the owners of the Company, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the period.

Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities.

The table below shows the calculations of basic and diluted earnings per share:

	Three-month period ended 09/30/2020	Nine-month period ended 09/30/2020	Three-month period ended 09/30/2019	Nine-month period ended 09/30/2019
Loss attributable to owners of the Company	(2,638,384)	(12,327,833)	(5,746,889)	(6,737,531)

Loss allocated to common shares - basic and diluted	(2,569,370)	(12,005,198)	(5,596,356)	(6,561,174)
Loss allocated to preferred shares – basic and diluted	(69,014)	(322,635)	(150,533)	(176,357)

Weighted average number of outstanding shares (in thousands of shares)
Common shares - basic and diluted	5,804,587	5,801,588	5,796,447	5,785,780
Preferred shares – basic and diluted	155,915	155,915	155,915	155,515

Loss per share (in reais):
Common shares - basic and diluted	(0.44)	(2.07)	(0.97)	(1.13)
Preferred shares – basic and diluted	(0.44)	(2.07)	(0.97)	(1.13)

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

28.               EMPLOYEE BENEFITS

As at September 30, 2020, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Actuarial assets
TCSPREV Plan	55,009	55,854	55,149	56,559
CELPREV Plan			216	222
PBS-TNC Plan			3,397	3,264
Total	55,009	55,854	58,762	60,045
Current	1,361	5,174	1,850	5,430
Non-current	53,648	50,680	56,912	54,615

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	668,072	626,748	668,072	626,748
PAMEC Plan	6,616	6,264	6,616	6,264
Total	674,688	633,012	674,688	633,012
Non-current	674,688	633,012	674,688	633,012
(i)	The Company had a financial obligations agreement entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. With the approval and ratification of the JRP, the related claim of Fundação Atlântico against Oi is subject to the terms and conditions of the JRP.

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at September 30, 2020 were recognized based on the actuarial studies for base date December 31, 2019, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2019 and September 30, 2020 after the revision of the discount rates are as follows:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	CONSOLIDATED
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
Estimated inflation rate	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%
Estimated nominal salary increase index	4.00%	4.00%	Per sponsor	N.A.	8.82%	7.53%	N.A.	N.A.
Estimated rate of the nominal benefit increase	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	N.A.	N.A.
Total expected rate of return on plan assets	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	4.80%	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Benefit starting age	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	6.91%	6.91%

N.A. = Not applicable.

The main movements in the actuarial assets related to the pension plans in the period ended September 30, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2019	55,854	60,045
Pension plan income, net	3,113	3,285
Payments, contributions and reimbursements	(3,958)	(4,568)
Balance at Sep 30, 2020	55,009	58,762

The main movements in the actuarial liabilities related to pension plans in the period ended September 30, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2019	633,012	633,012
Pension plan costs, net	353	353
Interest on actuarial liabilities	41,323	41,323
Balance at Sep 30, 2020	674,688	674,688

Share-based compensation

A long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

However, in light of the opinion issued by the Federal Public Prosecution Office and the decision issued by the Judicial Reorganization Court on April 24, 2019 on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after a new decision of said Court, authorizing its implementation, is issued.

Beginning December 17, 2019, with the Ruling awarded by the 8th Civil Chamber of the Rio de Janeiro State Court on Bill of Review No. 0035453-90.2019.8.19.0000, filed by the Public Prosecution Office, the decision that the Stock Option Plan for the members of the Board of Directors should not be implemented until the end of the judicial reorganization was maintained and the implementation of Stock Action Plan for said Company Executives was authorized.

In compliance with the decision referred to above, in December 2019 the Company implemented the New Stock Option Plan for the Executive Committee, according to all the rules and conditions approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

Executives’ Stock Action Plan

The purpose of this plan is to allow granting shares to Company Executives, aiming at promoting their high engagement and commitment to ensure the achievement of the strategic goals consistently with the Company’s and its shareholders’ medium- and long-term interests.

The plan provides for granting annual shares over a three-year period that shall not exceed 1.5% of the Company's share capital.

The number of shares per grant is calculated individually for the purpose of maintaining the competitiveness of the executives with regard to the performance of their duties and shall be delivered to them provided that the plan's performance condition is met.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The information used in the executives’ stock option plan’s assessment is as follows:

Grant date	Stock dilution percentage	Number of shares granted	Vesting portions	Vesting dates	Average share value at the grant date	Estimated fair value at the vesting date (i)
12/30/2019	0.57%	33,704,937	1/3	12/30/2020	0.95	34,406
			1/3	12/30/2021
			1/3	12/30/2022

(i) The estimated fair value at the acquisition date was measured taking into account the price of the shares granted on December 30, 2019, adjusted by the weighted average cost of capital of 10.98%, estimated for the three-year period of the program, brought to present value at the period’s opportunity cost of 14.67%, which corresponds to the fair value of the share.

The fair value of the granted stock options is determined based on the vesting period and recognized as the services are provided. The expense recognized in the period ended September 30, 2020 was R$9,077.

29.               SEGMENT REPORTING

The Company’s Board of Directors uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by the Board of Directors based on a view segmented by customer, into the following categories:

•	Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;
•	Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and
•	SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended September 30, 2020 and 2019 is as follows:

	Three-month period ended
	09/30/2020	09/30/2019
Residential	1,625,176	1,802,621
Fixed-line services	632,885	790,912
Broadband	580,442	553,390
Pay TV	402,442	448,042
Interconnection	9,407	10,277
Personal mobility	1,706,424	1,763,282
Mobile telephony services	1,622,746	1,667,235
Interconnection	57,917	58,612
Resale material (handsets, SIM cards, and other accessories)	25,761	37,435
SMEs/Corporate (B2B services)	1,293,793	1,357,460
Other services and businesses	22,743	31,635
Net Operating Revenue	4,648,136	4,954,998
Operating expenses
Depreciation and amortization	(1,722,518)	(1,735,409)
Interconnection	(113,290)	(109,296)
Personnel	(602,075)	(604,763)
Third-party services	(1,340,102)	(1,497,102)
Grid maintenance services	(216,124)	(250,508)
Handset and other costs	(27,802)	(33,909)
Advertising and publicity	(93,623)	(147,674)
Rentals and insurance	(609,070)	(675,687)
Provisions/reversals	(64,749)	(72,351)
Expected losses on trade receivables	(67,235)	(159,586)
Impairment losses		(3,341,842)
Taxes and other expenses	(77,511)	(1,450)
Other operating income (expenses), net	22,478	520,685
Operating income before financial income (expenses) and taxes	(263,485)	(3,153,894)

Financial income (expenses)
Financial income	685,304	1,496,991
Financial expenses	(3,030,604)	(3,807,125)

Pre tax loss	(2,608,786)	(5,464,028)

Income tax and social contribution	1,796	(145,281)

Loss for the period	(2,606,990)	(5,609,309)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	09/30/2020	09/30/2019
Residential	4,861,893	5,540,606
Fixed-line services	2,007,728	2,532,411
Broadband	1,608,221	1,659,642
Pay TV	1,218,138	1,317,421
Interconnection	27,806	31,132
Personal mobility	5,027,189	5,240,068
Mobile telephony services	4,794,866	4,923,974
Interconnection	173,420	191,713
Resale material (handsets, SIM cards, and other accessories)	58,903	124,381
SMEs/Corporate (B2B services)	3,875,584	4,194,844
Other services and businesses	72,699	111,586
Net operating revenue	13,837,365	15,087,104
Operating expenses
Depreciation and amortization	(5,126,299)	(5,120,931)
Interconnection	(343,189)	(348,690)
Personnel	(1,733,664)	(1,788,279)
Third-party services	(4,072,159)	(4,477,296)
Grid maintenance services	(668,842)	(781,356)
Handset and other costs	(60,847)	(125,056)
Advertising and publicity	(230,370)	(332,266)
Rentals and insurance	(1,761,899)	(2,008,789)
Provisions/reversals	(131,259)	(186,128)
Expected losses on trade receivables	(332,890)	(427,173)
Impairment losses		(3,341,842)
Taxes and other expenses	(120,081)	(5,440)
Other operating income (expenses), net	107,400	1,340,475
Operating income before financial income (expenses) and taxes	(636,734)	(2,515,667)

Financial income (expenses)
Financial income	4,671,795	2,825,737
Financial expenses	(16,566,252)	(6,640,899)

Pre-tax loss	(12,531,192)	(6,330,829)

Income tax and social contribution	37,389	(213,025)

Loss for the period	(12,493,803)	(6,543,854)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended September 30, 2020 and 2019, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	Three-month period ended
	09/30/2020	09/30/2019
Net operating revenue
Revenue related to the reportable segment	4,648,136	4,954,998
Revenue related to other businesses	57,910	46,234
Consolidated net operating revenue (Note 5)	4,706,046	5,001,232

	Nine-month period ended
	09/30/2020	09/30/2019
Net operating revenue
Revenue related to the reportable segment	13,837,365	15,087,104
Revenue related to other businesses	160,954	135,509
Consolidated net operating revenue (Note 5)	13,998,319	15,222,613

In the periods ended September 30, 2020 and 2019, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	Three-month period ended
	09/30/2020	09/30/2019
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(263,485)	(3,153,894)
Other businesses	8,548	(45,030)
Consolidated income before financial income (expenses) and taxes (Note 5)	(254,937)	(3,198,924)

	Nine-month period ended
	09/30/2020	09/30/2019
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(636,734)	(2,515,667)
Other businesses	203,736	(56,589)
Consolidated income before financial income (expenses) and taxes (Note 5)	(432,998)	(2,572,256)

Total assets, liabilities and tangible and intangible assets per geographic market as at September 30, 2020 are as follows:

	09/30/2020
	Total assets	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	71,765,795	66,253,414	41,412,597	3,510,455	5,877,058
Other, primarily Africa	898,548	408,152	98,523	24,493	26,849

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

30.               RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	09/30/2020	12/31/2019
Assets
Accounts receivable	1,236,121	726,812
BrT Call Center	52,161	45,870
BrT Multimídia	18,218	18,036
Oi Móvel	949,615	499,755
Telemar	211,701	163,151
Serede	4,059
Drammen	290
Calitéia	77
Receivables from related parties (current and non-current)	8,023,314	5,583,816
PTIF	5,315,997	3,461,853
Oi Holanda	2,706,915	1,764,575
PT Participações		357,388
Pointer	402
Dividends and interest on capital receivable	1,466	3,499
Oi Serviços Financeiros		2,147
Rio Alto	1,466	1,352
Other	131,211	164,220
Telemar	55,990	56,697
Oi Móvel		24,889
Oi Holanda	17,991	15,144
PTIF	1,775	420
CVTEL	410	112
Serede	37,968	66,632
BrT Multimídia	17,067
Drammen	10
Paggo Administradora		326

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY
	09/30/2020	12/31/2019
Liabilities
Trade payables	201,910	324,066
BrT Call Center	63,925	48,889
BrT Multimídia	27,363	58,410
Oi Móvel	71,916	137,150
Telemar	10,179	57,733
Paggo Administradora	26,016	21,811
Serede		73
Drammen	2,511
Borrowings and financing, and debentures (i)	1,531,627	783,404
Telemar	54,798	39,525
Oi Holanda	1,476,829	743,879
Other payables	53,988	64,656
BrT Call Center		193
Oi Móvel		1,442
Telemar	28,729	43,940
Rio Alto	975	975
Oi Investimentos	12,396	9,592
PT Participações	11,888	8,514

(i) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

	Three-month period ended
	COMPANY
	09/30/2020	09/30/2019
Revenue
Revenue from services rendered	7,734	11,831
BrT Multimídia	(3,388)	139
Oi Móvel	7,489	8,563
Telemar	3,448	2,926
Serede	76	203
Drammen	109
Other operating income	12,089	10,124
BrT Multimídia	2,204	1,092
Oi Móvel	9,550	9,032
Serede
Drammen	180
Calitéia	155
Financial income	1,970,980	1,642,631
Telemar	902	583
Oi Holanda	1,634,773	1,199,667
PTIF	335,304	425,348
PT Participações		17,033
Pointer	1

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY
	09/30/2020	09/30/2019
Revenue
Revenue from services rendered	33,959	36,025
BrT Multimídia	404	418
Oi Móvel	23,262	26,044
Telemar	9,950	9,040
Serede	234	523
Drammen	109
Other operating income	34,020	30,652
BrT Multimídia	5,029	2,729
Oi Móvel	28,650	27,923
Serede	6
Drammen	180
Calitéia	155
Financial income	11,091,300	1,593,549
Telemar	2,688	4,132
Oi Holanda	8,992,527	1,001,463
PTIF	2,087,978	571,646
PT Participações	8,105	16,308
Pointer	2

	Three-month period ended
	COMPANY
	09/30/2020	09/30/2019
Operating costs and expenses	(183,616)	(229,826)
BrT Multimídia	(342)	(1,220)
Oi Móvel	(6,211)	(8,797)
Telemar	(3,211)	(3,266)
Paggo Administradora	(10)	(749)
BrT Call Center	(101,534)	(128,770)
Serede	(69,797)	(87,024)
Drammen	(2,511)
Financial expenses	(1,718,522)	(1,191,091)
Telemar	(5,091)	(5,091)
Serede	(983)	(992)
BrT Call Center	(401)	(418)
BrT Multimídia	(1,615)	(1,683)
Oi Holanda	(1,686,380)	(1,134,741)
PTIF	(23,877)	(48,136)
PT Participações	(175)	(30)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Nine-month period ended
	COMPANY
	09/30/2020	09/30/2019
Operating costs and expenses	(574,156)	(690,583)
BrT Multimídia	(1,026)	(3,663)
Oi Móvel	(20,987)	(31,300)
Telemar	(8,739)	(9,734)
Paggo Administradora	(247)	(2,462)
BrT Call Center	(322,854)	(374,540)
Serede	(217,792)	(268,884)
Drammen	(2,511)
Financial expenses	(9,038,536)	(1,099,382)
Telemar	(15,273)	(15,273)
Serede	(2,956)	(3,262)
BrT Call Center	(1,218)	(1,405)
BrT Multimídia	(4,902)	(5,512)
Oi Holanda	(8,780,711)	(1,031,819)
PTIF	(233,301)	(41,963)
PT Participações	(175)	(148)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2019). In the period ended September 30, 2020 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

The intercompany credit facilities effective at September 30, 2020 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Accounts receivable and other assets				7,216
Hispamar				426
Other entities				6,790

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Accounts payable and other liabilities	2,965	706	76,991	74,254
Hispamar	2,965	706	71,278	71,841
Other entities			5,713	2,413

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Revenue
Revenue from services rendered	60		121	120
Hispamar	60		121
Other entities				120
Financial income				113
Other entities				113

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Revenue
Revenue from services rendered	181		417	251
Hispamar	177		358
Other entities	4		59	251
Other income	2		6,118
Hispamar	2		2
Other entities			6,116
Financial income			120	336
Other entities			120	336

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Costs/expenses
Operating costs and expenses	(3,691)	(1,048)	(61,623)	(41,992)
Hispamar	(3,691)	(1,048)	(55,640)	(35,675)
Other entities			(5,983)	(6,317)
Financial expenses			(19)	(7)
Hispamar			(18)	(7)
Other entities			(1)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2020	09/30/2019	09/30/2020	09/30/2019
Costs/expenses
Operating costs and expenses	(3,997)	(3,776)	(172,950)	(166,066)
Hispamar	(3,993)	(3,776)	(153,793)	(145,737)
Other entities	(4)		(19,157)	(20,329)
Financial expenses		(3)	(61)	(206)
Hispamar		(3)	(58)	(197)
Other entities			(3)	(9)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at September 30, 2020, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$59,794 (R$34,642 at September 30, 2019) in the Company and on a consolidated basis.

31.               HELD-FOR-SALE ASSETS

The information on held-for-sale assets should be read together with the financial statements for the year ended December 31, 2019.

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Assets
Operations in Africa (a)	235,766	3,421,062	429,166	4,271,348
Sale of assets (b)	43,743	43,416	51,096	119,742
Total	279,509	3,464,478	480,262	4,391,090

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

	COMPANY		CONSOLIDATED
	09/30/2020	12/31/2019	09/30/2020	12/31/2019
Liabilities
Liabilities linked to the operations in Africa (a)			158,518	491,225
Liabilities linked to the disposal of assets (b)				3,070
Total			158,518	494,295
(a)	Operations in Africa - Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

With this purpose, PT Ventures, SGPS, S.A., a direct subsidiary of Africatel, sold and transferred, on May 21, 2019, after the compliance with the contractual conditions precedent, all the shares it held in Cabo Verde Telecom, S.A. (“CVT”), representing 40% of this company’s capital, to Instituto Nacional de Previdência Social and Empresa Pública ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both from Cape Verde, for a total of US$26.3 million, as provided for in clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre fore for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

Subsequently, as disclosed to the market in a Material Fact Notice of January 24, 2020, Africatel sold and transferred on that date all the PT Ventures shares to Angolan company Sociedade Nacional de Combustíveis de Angola, Empresa Pública – Sonangol E.P., after the proper approvals by the Company’s Board of Directors, by the competent management bodies of Africatel, and the Judicial Reorganization court as provided for in the Judicial Reorganization Plan and the Company’s Strategic Plan.

On the transaction date, PT Ventures held stakes in the Angolan companies Unitel, S.A. (“Unitel”) (25%) and Multitel - Serviços de Telecomunicações Lda. (40%), as well as credit rights to dividends declared by Unitel and already past due and a set of rights resulting from the final decision rendered by the Arbitration Court installed under the Arbitration Rules of the ICC, within the scope of the arbitration initiated by PT Ventures at the ICC against the other Unitel shareholders, as disclosed by the Company in a Material Fact Notice on February 28, 2019.

The total amount of the transaction was US$1 billion, of which (i) US$699.1 million was paid to Africatel by Sonangol on January 24, 2020; (ii) US$60.9 million that were paid to Africatel prior to the transfer of PT Ventures’ shares; and (iii) US$240 million, fully guaranteed by a guarantee letter issued by a prime bank, which will be paid unconditionally by Sonangol to Africatel until July 31, 2020, with a assured minimum monthly flow of US$40 million, beginning February 2020. The Company clarifies that the contractually assured flow was duly met in February and July 2020 by Sonangol.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

As a result of this operation, the Company is no longer bound by the ongoing litigation involving PT Ventures, Unitel, and Unitel’s other shareholders.

The Company remains committed to divesting assets related to the operations in Africa and Asia. On October 20, 2020, subsidiary Africatel Holdings B.V. entered into a “Share Purchase and Sale Agreement and Receivables Assignment” for the sale of its shares in Companhia Santomense de Telecomunicações, S.A.R.L. (“CST”) and submitted to the São Tomé and Príncipe government agencies the approval request to compete the transaction.

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014. The Company maintains its efforts to sell the remaining assets related to its indirect interest in Africatel.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	09/30/2020[1]	12/31/2019[1]
Held-for-sale assets	429,166	4,271,348
Cash, cash equivalents and cash investments	93,541	63,993
Accounts receivable	110,876	113,699
Dividends receivable		2,435,014
Held-for-sale asset		1,474,699
Other assets	90,599	74,300
Investments	12,041	4,916
Property, plant and equipment	97,616	83,400
Intangible assets	24,493	21,327

Liabilities directly associated to assets held for sale	158,518	491,225
Borrowings and financing	12,248	11,589
Trade payables	54,464	37,119
Other liabilities	91,806	442,517

Non-controlling interests (i)	34,882	146,180

Total held-for-sale assets, net of the corresponding liabilities – consolidated	235,766	3,633,943
Intragroup eliminations		(212,881)
Total assets held for sale – parent company	235,766	3,421,062
Investments in Africa	235,766	3,421,062

1 The non-operating companies started to be consolidated in the balance sheet beginning December 31, 2019. As at September 30, 2020, these assets and liabilities total R$106,847.

(i)	Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

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BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
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COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(b)	Sale of assets

On July 16, 2019, the Company disclosed to the market through a material fact notice its strategic plan by focusing on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding.

The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s assets. These assets consist basically of: (i) the investment in Unitel, the sale of which was closed in January 2020 and completed in July 2020 (Note 31(a)); (ii) towers; (iii) a datacenter; (iv) properties, among other assets.

On February 28, 2020, the Oi Companies filed with the Judicial Reorganization Court a petition exposing their interest in submitting to the New GCM’s deliberation an amendment to the JRP aimed at achieving greater operating and financial flexibility to continue its investment project and the compliance with its strategic transformation plan (Note 1).

Among other points, the Amendment to the JRP, approved at the New GCM held on September 8, 2020 and ratified on October 5, 2020 by the Judicial Reorganization Court’s decision issued on October 8, 2020, provides for the possibility of establishing UPIs (isolated production units) by separating certain businesses and assets of the Company and its subsidiaries and divesting them with the security and benefits assured by the LRF, thus guaranteeing the maximization of their value and the generation of the funds necessary to pay of prepetition creditors and discharge the Debtors’ obligations (Note 1).

In September 2020, the properties were stated in the group of assets held for sale. Management assessed and determined that the other nonstrategic assets do not substantially meet the presentation and measurement requirements set forth by CPC 31 Held-for-Sale Noncurrent Assets and Discontinued Operations.

32.               OTHER INFORMATION

(a)	Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By September 30, 2020, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (v) beginning March 31, 2020, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. There are also 8,538,277 common shares and 17,076,554 preferred shares and Pharol will no longer be entitled to exercise the Option on these shares on March 31, 2021.

As at September 30, 2020, the fair value of the Call Option is estimated at R$66 million calculated by the Company using the Black-Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)	Operation: Mapa da Mina

On December 10, 2019, the Brazilian Federal Police launched the 69th phase of Operation: Lava Jato (Car Wash), named “Operation: Mapa da Mina” (Mine Plan) (Criminal Search and Seizure Order No. 5024872-64.2018.4.04.7000/PR - 13th Federal Criminal Court of Curitiba), one of the main targets of which was Fábio da Silva, son of former president Luiz Inácio Lula da Silva. The investigation, which has neither the Company nor any of its current officers as defendants, is based on a suspected transfer of several companies to Gamecorp and Grupo Gol, in exchange for alleged benefits from the Federal Government. As a result of such investigation, Company buildings in the States of São Paulo and Rio de Janeiro, and in Brasília were searched and documented were seized. Since then, the Company has cooperated with the investigations by making all the clarifications and delivering all the documents requested. On March 12, 2020, the 4th Region Federal Court granted an habeas corpus (Habeas Corpus No. 5052647-8.2019.4.04.000/PR) was granted, requiring that the records of said Operation be sent to

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

the São Paulo Judiciary Section, after concluding that there was no connection between the facts reported in the investigation and those verified in Operation: “Lava Jato”.

Among the initiatives undertaken, the Company engaged an independent external auditor to conduct a forensic investigation to cover all the allegations made in the case record and created a Multidisciplinary Committee consisting of members from different departments, such as the legal, compliance, internal audit and accounting department, to determine the main procedures to be performed, and set a schedule of relevant activities in response to the allegations of said investigation involving the Company and its subsidiaries. In this regard, the Multidisciplinary Committee determined the following procedures: (i) retain a renowned, specialized law firm, independent from the Company and its subsidiaries, to conduct an internal investigation on the allegations made in the Federal Public Prosecution Office (MPF) and the Brazilian Federal Police (PF) investigations; (ii) request an assessment by the outside legal counsel of the results of said internal investigation to be conducted by the specialized law firm, if applicable; (iii) request an assessment by the outside legal counsel of possible legal and regulatory impacts in Brazil and in the United States, regarding all allegations made in the investigation, considering the applicable anticorruption legislation and/or illegal activities; (iv) request an assessment by the compliance department to determine whether any material weaknesses in the internal control environment existing at the time covered by the investigations still persist in the current Company governance and internal control scenario; (v) conduct periodic meetings to follow up on the status of the assessments to be carried out; and (vi) submit of the results of all assessments to be carried out to the members of the Audit, Risk and Controls Committee (“CARC”), which reports to the Company's Board of Directors. In this context, the specialized law firm completed its internal independent investigation in February 2020, based on interviews, information, and documentation submitted by the Company’s management and taking into consideration the constraints imposed by the time period covered by said investigation (2003-2019), and did not identify any indications of illegalities committed by the Company linked to the allegations made by the MPF and the PF in the “Operation: Mine Plan” investigation. This internal use report was extensively discussed and presented to the members of the Multidisciplinary Committee, as well as to the members of the CARC.

(c)	Sale of property

As disclosed to the market on January 30 and February 26, 2020, the Company sold a property it owned, located at Rua General Polidoro nº 99, Botafogo, in the city of Rio de Janeiro, to Alianza Gestão de Recursos Ltda., for the amount of R$120.5 million, on February 21, 2020, as part of its project to sell noncore assets, as set forth by the Company’s Judicial Reorganization Plan and Strategic Plan (Note 31 (b)).

The transaction was authorized by the Judicial Reorganization Court, after obtaining the favorable opinion of the Rio de Janeiro State Public Prosecution Office and the Trustee. Likewise, ANATEL confirmed the removal of the Property from the Company’s List of Reversible Assets.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(d)	Potential effects of the COVID-19 pandemic

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and in March the World Health Organization categorized COVID-19 as a pandemic that has caused death and the imposition of measures that have caused unprecedented social and economic impacts in Brazil and the world.

The Company understands the key role of telecommunications for society, is complying with the health and safety recommendations issued by the authorities, and has been monitoring the situation and how it unfolds and its possible impacts. For this reason, since March 2020, the Company has maintained a multidisciplinary crisis response team focused on ensuring the continuity of its operation and services to customers, the health of its employees, and monitoring actions to fight the impacts of the pandemic.

The main measures adopted by the Company include:

•	home office: approximately 84% of the workforce is working remotely and have been able to perform their duties without any interruption;
•	safe fieldwork: employees whose activities are not compatible with the home office work, such as outside service technicians (classified by the authorities as an essential workers), follow health and preventive protocols, including the use of PPE (personal protection equipment), tests, and the timely isolation of any suspected or confirmed cases;
•	focus on the client: the Company has instituted some transitional measures to assist its customers during the pandemic, for example, providing deferrals of payment deadlines upon request of its customers and, in some cases, entering into payment plans with some of its customers under which it will forbear the collection of interest and late charges, as applicable;
•	stock coverage: we maintain regular communications with our suppliers and service providers in order to ensure timely delivery of inputs and equipment and prevent disruptions in our logistics and supply chain;
•	strengthening the network: the Company responded quickly to the increased demand for telecom services and activated new circuits in its backbone infrastructure that did not suffer any significant decline even with the increase in traffic.

From March to May 2020, local and regional authorities promoted and implemented social distancing and lockdown measures and issued decrees limiting noncore business operations, which resulted in the shutdown of the Company’s retail stores and distribution channels of its mobile service, impacting, for example, revenue from prepaid recharges. In contrast, there has been a significant increase in demand for our broadband services, specifically FTTH services, from both residential and B2B customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

Beginning June 2020, many states and municipalities began the process of gradually reopening and easing restrictive measures. Thus, the Company resumed the activities of its own stores, pursuant to all established protocols, even though the situations in each location will continue to be monitored in case of any change.

Even though the scenario is adverse and there are still uncertainties regarding the duration and effects, to date we have no records of material deviations in our operations and results. In addition, the Company has intensified the digitalization of processes, sales and services, telemarketing and teleagent channels, which has allowed a rapid and growing recovery and resumption of pre-COVID levels, so that as in September 2020, the indicators point to levels of relative normality or within the expected levels for the period, while continuing to be monitored.

(e)	Capital increase in subsidiary

The Extraordinary Shareholders’ Meeting held on June 8, 2020 approved the increase of the capital of indirect subsidiary BrT Multimídia, without the issue of new shares, in the amount of R$822,673. This capital increase was fully paid in by the shareholder Oi Móvel, indirect subsidiary of the Company, through the contribution of net assets, subject matter of the Appraisal Report issued by a specialized firm, consisting of tangible and intangible assets related to FTTH (Fiber-to-the-Home) services and consumables to be used in the expansion of FTTH services, and the balance of dividends to be paid to its parent company.

Consistently with the Strategic Plan released in July 2019, which focus on the expansion of the fiber optics network, indirect subsidiary BrT Multimídia will consolidate the fiber optic telecommunications infrastructure for the purpose of fast-tracking investments and reaching the largest number of households that have a demand for such high-speed technology and service quality, while assuming a relevant role in the creation of the main infrastructure provider for other telecommunications operators in Brazil.

(f)	Corporate restructuring to form the UPI Towers

On July 1, 2020, Telemar merged its direct subsidiary Dommo Empreendimentos Imobiliários Ltda. ("Dommo"), which was wound up and was succeeded by Telemar for all intents and purposes. Considering that 100% of Dommo's shares were held by Telemar, the merger had no impact on the latter’s capital stock and there was no capital increase or capital reduction, nor the issuance of new shares.

Later, on August 3, 2020, the subsidiary of Telemar, Calitéia RJ Infraestrutura e Redes de Telecomunicações S.A. (“Calitéia”), promoted an increase in its capital stock, amounting approximately R$35 million, which was subscribed and paid in by Telemar and Oi Móvel, through the transfer to Calitéia of outdoor and indoor telecommunications towers, as well as contractual rights and obligations related to its operations.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

The merger of Dommo and the capital increase of Calitéia are in line with the Company’s strategic transformation plan and the draft Amendment to the JRP and are stages of the corporate and equity restructuring process of the Oi Companies described in the JRP, aimed at optimizing their operations, assets and liabilities and, more specifically, the formation of the UPI Towers.

(g)	Corporate restructuring to form the UPI Datacenters

On September 1, 2020, Brasil Telecom Comunicação Multimídia S.A. (“BrT Multimídia”) was partially spun off and the spun-off portion of BrT Multimídia was merged with and into by Drammen RJ Infraestrutura e Redes de Telecomunicações S.A. (“Drammen”). As a result of this spin-off, BrT Multimedia’s capital stock was reduced by twenty-nine million, ninety-five thousand, one hundred forty-seven Brazilian reais and fifty-seven centavos (R$29,095,147.57), without the cancellation of shares, to one billion, one hundred thirty-nine million, eight hundred twenty-three thousand, nine hundred forty-four Brazilian reais and forty one centavos (R$1,139,823,944. 41) from one billion, one hundred sixty-eight million, nine hundred nineteen thousand, ninety-one Brazilian reais and ninety-eight centavos (R$1,168,919,091.98), divided into three hundred forty-six thousand, two hundred forty-six (346,246) registered common shares, without par value.

Likewise, as a result of the merger of the spun-off portion of BrT Multimedia with and into Drammen, the share capital of Drammen was increased by twenty-nine million, ninety-five thousand, one hundred and forty-seven Brazilian reais and fifty-seven centavos (R$29,095,147.57), with the issuance of twenty-nine million, ninety-five thousand, one hundred and forty-seven (29,095,147) registered common shares, without par value, and capital was increased to two thousand and one hundred Brazilian reais (R$2,100.00), divided into two thousand and one hundred (2,100) registered common shares, to twenty-nine million, ninety-seven thousand, two hundred and forty-seven Brazilian reais and fifty-seven centavos (R$29,097,247.57), divided into twenty-nine million, ninety-seven thousand, two hundred and forty-seven (29,097,247) registered common shares, all without par value.

The partial spin-off of BrT Multimídia and the merger of the spun-off portion with and into Drammen are in line with the Company’s strategic transformation plan and the Amendment to the JRP and are stages of the corporate and equity restructuring process of the Oi Companies described in the JRP, aimed at optimizing their operations, assets and liabilities and, more specifically, the formation of the UPI Datacenters.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

33.               EVENTS AFTER THE REPORTING PERIOD

(a)	Capital increase in subsidiary

The capital increase of indirect subsidiary BrT Multimídia was approved at the Extraordinary Shareholders’ Meeting held on October 13, 2020, amounting to R$1,673,413,000, of which R$173,486,000 was allocated to the issued capital account and R$1,499,927,000 was allocated to the recognition of a capital reserve, through the issuance of fifty-two thousand seven hundred (52,700) registered common shares without par value, at the issue price of thirty-one thousand, seven hundred and fifty-three Brazilian reais and five million, six hundred and sixty-six thousand, eight hundred and seventy-eight tenths of a millionth of a centavo (R$31,753.5666878) per share using the criterion book value per share as at September 30, 2020. The Company’s indirect subsidiary, Oi Móvel, subscribed all the shares issued as a result of said capital increase, which was fully paid in through the contribution of net assets, subject matter of the Appraisal Report issued by a specialized firm, consisting of tangible and intangible assets related to FTTH (Fiber-to-the-Home) services and consumables to be used in the expansion of FTTH services.

(b)	Resignation Incentive Plan

In a notice to the market issued on October 9, 2020, the Company informed its shareholders and the market in general the launch of a Resignation Incentive Plan, aiming at reducing around 2,000 jobs, which can represent up to 15% of its headcount.

Employees who joined the Resignation Incentive Plan will be entitled to special severance conditions which include severance pay based on the length of service at the company and extension of benefits such as health plan, dental plan, and life insurance, among other special benefits.

The Resignation Incentive Plan is the result of the evolution of the business model caused by the implementation of the strategic plan for the transformation of Oi and the natural need for readjustments to organizational structures, in line with the Amendment to the Company’s Judicial Reorganization Plan, ratified by a decision awarded by the Court of the 7th Corporate Court of the Rio de Janeiro State Court of Justice on October 5, 2020 and issued on October 8, 2020.

As already widely disclosed by the Company, Oi’s strategic transformation plan focuses on the wide dissemination of fiber optics in Brazil, as a key component of all landline and mobile telecommunications services, aiming at transforming the Company into the largest telecommunications infrastructure provider in the country.

The Company estimates incurring expenses totaling R$120 million in the fourth quarter of 2020 to complete this downsizing.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 09/30/2020

01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(In thousands of Brazilian reais - R$, unless otherwise stated)

(c)	Impacts of the Amendment to the JRP (Note 1)

The purpose of the Amendment to the JRP is the transformation of the Company’s business model, focusing on the use and expansion of its extensive fiber optics infrastructure as a competitive edge, including transportation networks (backbone, backhaul and data networks), and primary and secondary access networks (dedicated links, metropolitan rings, and FTTH access networks), which will be built as the asset disposal process unfolds, the possibility of participating in consolidation movements, and the disposal of its mobile communications operation. The transformation of the business model makes the Oi Group more sustainable by focusing on its main competitive edges, while ensuring its financial sustainability, coupled with the creation of value to and generating the trust of its employees, creditors, shareholders, suppliers, regulators, and society in general.

In line with the provisions of CPC 26 (IAS 1), the Company believes that the ratification of the Amendment to the JRP is an October 2020 event and did not recognize any impact from this event on the financial reporting as at September 30, 2020.

The Company is currently assessing all the impacts that will result from the implementation of the Amendment to the JRP, which involves a complex segregation of assets and liabilities of the corresponding businesses of the IPUs and estimates to disclose the related impacts at the annual close of 2020, including information on the outcomes of the court-supervised bidding proceedings of the IPUs currently in progress. The Notices for the bidding processes for the divestment of the UPIs Datacenter, Towers and Mobile Assets have already been published in the Electronic Rio de Janeiro State Court Gazette and the respective hearings for opening the sealed bids have been scheduled for November 26, 2020 at 2:30 p.m., November 26, 2020 at 3:00 p.m., and December 14, 2020 at 2:30 p.m.